                                                                     EXHIBIT 4.7


                                                                  CONFORMED COPY




                                  $400,000,000


                           SHORT-TERM CREDIT AGREEMENT


                                   dated as of


                                  July 23, 1999


                                      among


                            Litton Industries, Inc.,


                             The Banks Listed Herein


                                       and


                   Morgan Guaranty Trust Company of New York,
                             as Administrative Agent

                      ------------------------------------

                          J.P. Morgan Securities Inc.,
                                    Arranger


                              Bank of America, N.A.
                                       and
                            The Chase Manhattan Bank,
                             Co-Documentation Agents

                                TABLE OF CONTENTS

                                -----------------

                                                                            PAGE
                                                                            ----
                                    ARTICLE 1
                                   DEFINITIONS

SECTION 1.01.  Definitions.....................................................1
SECTION 1.02.  Accounting Terms and Determinations............................18
SECTION 1.03.  Types of Borrowings............................................18

                                    ARTICLE 2
                                   THE CREDITS

SECTION 2.01.  Commitments to Lend............................................19
SECTION 2.02.  Notice of Committed Borrowings.................................19
SECTION 2.03.  Money Market Borrowings........................................20
SECTION 2.04.  Notice to Banks; Funding of Loans..............................24
SECTION 2.05.  Registry; Notes................................................24
SECTION 2.06.  Maturity of Loans..............................................25
SECTION 2.07.  Interest Rates.................................................25
SECTION 2.08.  Fees...........................................................29
SECTION 2.09.  Optional Termination or Reduction of Commitments...............29
SECTION 2.10.  Mandatory Termination or Reduction of Commitments..............29
SECTION 2.11.  Optional Prepayments...........................................31
SECTION 2.12.  General Provisions as to Payments..............................31
SECTION 2.13.  Funding Losses.................................................32
SECTION 2.14.  Computation of Interest and Fees...............................33
SECTION 2.15.  Regulation D Compensation......................................33
SECTION 2.16.  Method of Electing Interest Rates..............................33

                                    ARTICLE 3
                                   CONDITIONS

SECTION 3.01.  Effectiveness..................................................36
SECTION 3.02.  Borrowings.....................................................36

                                    ARTICLE 4
                         REPRESENTATIVES AND WARRANTIES

SECTION 4.01.  Corporate Existence and Power..................................37
SECTION 4.02.  Corporate and Governmental Authorization; No
         Contravention........................................................37
SECTION 4.03.  Binding Effect.................................................38
SECTION 4.04.  Financial Information..........................................38

                                                                            PAGE
                                                                            ----
SECTION 4.05.  Litigation.....................................................38
SECTION 4.06.  Compliance with ERISA..........................................39
SECTION 4.07.  Environmental Matters..........................................39
SECTION 4.08.  Taxes..........................................................40
SECTION 4.09.  Material Subsidiaries..........................................40
SECTION 4.10.  Not an Investment Company......................................40
SECTION 4.11.  Use of Proceeds................................................40
SECTION 4.12.  Full Disclosure................................................40
SECTION 4.13.  Year 2000 Compliance...........................................41

                                    ARTICLE 5
                                    COVENANTS

SECTION 5.01.  Information....................................................41
SECTION 5.02.  Maintenance of Property; Insurance.............................43
SECTION 5.03.  Maintenance of Existence.......................................44
SECTION 5.04.  Compliance with Laws...........................................44
SECTION 5.05.  Leverage Ratio.................................................44
SECTION 5.06.  Minimum Consolidated Net Worth.................................44
SECTION 5.07.  Interest Coverage Ratio........................................44
SECTION 5.08.  Subsidiary Debt Limitation.....................................44
SECTION 5.09.  Negative Pledge................................................44
SECTION 5.10.  Consolidations, Mergers and Sales of Assets....................45
SECTION 5.11.  Limitation on Affiliate Transactions...........................45

                                    ARTICLE 6
                                    DEFAULTS

SECTION 6.01.  Events of Default..............................................46
SECTION 6.02.  Notice of Default..............................................48

                                    ARTICLE 7
                            THE ADMINISTRATIVE AGENT

SECTION 7.01.  Appointment and Authorization..................................48
SECTION 7.02.  Administrative Agent and Affiliates............................48
SECTION 7.03.  Action by Administrative Agent.................................48
SECTION 7.04.  Consultation with Experts......................................49
SECTION 7.05.  Liability of Administrative Agent..............................49
SECTION 7.06.  Indemnification................................................49
SECTION 7.07.  Credit Decision................................................49
SECTION 7.08.  Successor Administrative Agent.................................50
SECTION 7.09.  Co-Documentation Agents........................................50

                                                                            PAGE
                                                                            ----
                                    ARTICLE 8
                             CHANGE IN CIRCUMSTANCES

SECTION 8.01.  Basis for Determining Interest Rate Inadequate or Unfair.......50
SECTION 8.02.  Illegality.....................................................51
SECTION 8.03.  Increased Cost and Reduced Return..............................52
SECTION 8.04.  Taxes
          ....................................................................53
SECTION 8.05.  Base Rate Loans Substituted for Affected Fixed Rate Loans......55
SECTION 8.06.  Substitution of Bank...........................................56

                                    ARTICLE 9
                                  MISCELLANEOUS

SECTION 9.01.  Notices........................................................56
SECTION 9.02.  No Waivers.....................................................56
SECTION 9.03.  Expenses; Indemnification......................................56
SECTION 9.04.  Sharing of Set-Offs............................................57
SECTION 9.05.  Amendments and Waivers.........................................57
SECTION 9.06.  Successors and Assigns.........................................58
SECTION 9.07.  Designated Lenders.............................................60
SECTION 9.08.  Collateral.....................................................61
SECTION 9.09.  Governing Law; Submission to Jurisdiction......................61
SECTION 9.10.  Counterparts; Integration......................................61
SECTION 9.11.  WAIVER OF JURY TRIAL...........................................61

Pricing Schedule
Commitment Schedule
Exhibit A       -   Note
Exhibit B       -   Money Market Quote Request
Exhibit C       -   Invitation for Money Market Quotes
Exhibit D       -   Money Market Quote
Exhibit E       -   Opinion of Counsel for the Borrower
Exhibit F       -   Opinion of Special Counsel for the Administrative Agent
Exhibit G       -   Assignment and Assumption Agreement
Exhibit H       -   Designation Agreement

                                CREDIT AGREEMENT

         AGREEMENT dated as of July 23, 1999 among LITTON INDUSTRIES, INC., the BANKS listed on the signature pages hereof and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Administrative Agent.

         The parties hereto hereby agree as follows:


                                    ARTICLE 1
                                   DEFINITIONS

         SECTION 1.01. Definitions. The following terms, as used herein, have the following meanings:

         "ABSOLUTE RATE AUCTION" means a solicitation of Money Market Quotes setting forth Money Market Absolute Rates pursuant to Section 2.03.

         "ADJUSTED CD RATE" has the meaning set forth in Section 2.07(b).

         "ADMINISTRATIVE AGENT" means Morgan Guaranty Trust Company of New York in its capacity as administrative agent for the Banks hereunder, and its successors in such capacity.

         "ADMINISTRATIVE QUESTIONNAIRE" means, with respect to each Bank, an administrative questionnaire in the form prepared by the Administrative Agent and submitted to the Administrative Agent (with a copy to the Borrower) duly completed by such Bank.

         "AFFILIATE" means any Person (other than a Subsidiary) directly or indirectly controlling or controlled by or under direct or indirect common control with the Borrower. For the purposes of this definition, "CONTROL" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "CONTROLLING" and "CONTROLLED" have meanings correlative to the foregoing.

         "AGENT" means the Administrative Agent or a Co-Documentation Agent, and "AGENTS" means any two or more of the foregoing.

         "APPLICABLE LENDING OFFICE" means, with respect to any Bank, (i) in the case of its Domestic Loans, its Domestic Lending Office, (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office and (iii) in the case of its Money Market Loans, its Money Market Lending Office.

         "ASSESSMENT RATE" has the meaning set forth in Section 2.07(b).

         "ASSET SALE" means any sale, lease or other disposition (including any such transaction effected by way of merger or consolidation) (each, a "DISPOSITION") by the Borrower or any of its Subsidiaries of any asset, including without limitation any sale-leaseback transaction, whether or not involving a capital lease, but excluding (i) any disposition in the ordinary course of business, (ii) any disposition to the Borrower or any of its Subsidiaries and (iii) any disposition (or series of related dispositions) the Net Cash Proceeds of which do not exceed $5,000,000 on an individual basis.

         "ASSIGNEE" has the meaning set forth in Section 9.06(c).

         "AVONDALE ACQUISITION" means the acquisition by the Borrower of Avondale Industries, Inc. pursuant to the Avondale Merger Agreement.

         "AVONDALE MERGER AGREEMENT" means the Agreement and Plan of
Merger dated as of June 3, 1999, among the Borrower, Avondale Industries, Inc. and ATL Acquisition Corporation, a Wholly-Owned Consolidated Subsidiary of the Borrower.

         "BANK" means each financial institution listed on the signature pages hereof, each Assignee which becomes a Bank pursuant to Section 9.06(c), and their respective successors.

         "BASE RATE" means, for any day, a rate per annum equal to the higher of
(i) the Prime Rate for such day and (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

         "BASE RATE LOAN" means a Committed Loan which bears interest at the Base Rate pursuant to the applicable Notice of Committed Borrowing or Notice of Interest Rate Election or the provisions of Section 2.16(a) or Article 8.

         "BENEFIT ARRANGEMENT" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

         "BORROWER" means Litton Industries, Inc., a Delaware corporation, and its successors.

         "BORROWER'S 1998 FORM 10-K" means the Borrower's annual report on Form 10-K for the fiscal year ended July 31, 1998, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

         "BORROWING" has the meaning set forth in Section 1.03.

         "CD BASE RATE" has the meaning set forth in Section 2.07(b).

         "CD LOAN" means a Committed Loan which bears interest at a CD Rate pursuant to the applicable Notice of Committed Borrowing or Notice of Interest Rate Election.

         "CD MARGIN" means a rate per annum determined in accordance with the Pricing Schedule.

         "CD RATE" means a rate of interest determined pursuant to Section 2.07(b) on the basis of an Adjusted CD Rate.

         "CO-DOCUMENTATION AGENT" means each of Bank of America, N.A. and The Chase Manhattan Bank, in its capacity as a co-documentation agent in respect of this Agreement, and "CO-DOCUMENTATION AGENTS" means all of them.

         "CD REFERENCE BANKS" means Bank of America, N.A., The Chase Manhattan Bank and Morgan Guaranty Trust Company of New York, or such other bank or banks as the Borrower and the Administrative Agent may from time to time mutually designate.

         "CHANGE OF CONTROL" means any of the following:

                  (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")) (a "PERSON") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (i) the then outstanding shares of common stock of the Borrower (the "OUTSTANDING BORROWER COMMON STOCK") or (ii) the combined voting power of the then outstanding voting securities of the Borrower entitled to vote generally in the election of directors (the "OUTSTANDING BORROWER VOTING SECURITIES"); provided, however, that for purposes of this subsection (a), the following acquisitions of stock shall not constitute a Change of Control: (i) any acquisition by the Borrower, (ii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Borrower or any corporation controlled by the Borrower or (iii) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this definition;

                  (b) Individuals who, as of the date hereof, constitute the Board of Directors of the Borrower (the "INCUMBENT BOARD") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Borrower's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

                  (c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Borrower (a "BUSINESS COMBINATION"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Borrower Common Stock and Outstanding Borrower Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Borrower or all or substantially all of the Borrower's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Borrower Common Stock and Outstanding Borrower Voting Securities, as the case may be,
         (ii) no Person (excluding any employee benefit plan (or related trust) of the Borrower or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

                  (d) Approval by the shareholders of the Borrower of a complete liquidation or dissolution of the Borrower.

         "COMMITMENT" means (i) with respect to each Bank listed on the Commitment Schedule, the amount set forth opposite such Bank's name on the Commitment Schedule and (ii) with respect to any Assignee which becomes a Bank pursuant to Section 9.06(c), the amount of the transferor Bank's Commitment assigned to it pursuant to Section 9.06(c), in each case as such amount may be changed from time to time pursuant to Section 2.09, 2.10 or 9.06(c); provided that, if the context so requires, the term "Commitment" means the obligation of a Bank to extend credit up to such amount to the Borrower hereunder.

         "COMMITMENT SCHEDULE" means the Commitment Schedule attached hereto.

         "COMMITTED LOAN" means a loan made by a Bank pursuant to Section 2.01; provided that, if any such loan or loans (or portions thereof) are combined or subdivided pursuant to a Notice of Interest Rate Election, the term "Committed Loan" shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from such subdivision, as the case may be.

         "CONSOLIDATED EBIT" means, for any period, the sum of Consolidated Net Income for such period plus, to the extent deducted in the determination of such Consolidated Net Income, Consolidated Interest Expense for such period and the provision for income taxes for such period; provided that Consolidated EBIT shall be adjusted to exclude the effect of up to $110,000,000 in non-recurring charges relating to divestiture/exit of non-core businesses and plant consolidation subsequent to July 31, 1998.

         "CONSOLIDATED EBITDA" means, for any period, the Consolidated Net Income of the Borrower and its Consolidated Subsidiaries for such period before cumulative effect of accounting changes, provision for income tax, interest expense and depreciation and amortization expense; provided that Consolidated EBITDA shall be adjusted to exclude the effect of up to $110,000,000 in non-recurring charges relating to divestiture/exit of non-core businesses and plant consolidation subsequent to July 31, 1998.

         "CONSOLIDATED INTEREST EXPENSE" means, for any period, the interest expense of the Borrower and its Consolidated Subsidiaries determined on a consolidated basis for such period.

         "CONSOLIDATED NET INCOME" means, for any period, the net income of the Borrower and its Consolidated Subsidiaries for such period, determined on a consolidated basis.

         "CONSOLIDATED NET WORTH" means at any date the shareholders' investment in the Borrower and its Consolidated Subsidiaries determined on a consolidated basis as of such date.

         "CONSOLIDATED SUBSIDIARY" means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of the Borrower in its consolidated financial statements if such statements were prepared as of such date.

         "D&P" means Duff & Phelps Credit Rating Co., and its successors.

         "DEBT" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable and deferred employee compensation obligations arising in the ordinary course of business, (iv) all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles, (v) all unpaid reimbursement obligations of such Person in respect of letters of credit or similar instruments but only to the extent that either (x) the issuer has honored a drawing thereunder or (y) payment of such obligation is otherwise due under the terms thereof, (vi) all Debt secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person, and (vii) all Debt of others Guaranteed by such Person.

         "DEBT INCURRENCE" means an issuance by the Borrower or a Subsidiary of long-term debt securities in the public or private capital markets or a borrowing by the Borrower or a Subsidiary under a bank credit facility, other than borrowings under this Agreement or other existing bank credit facilities of the Borrower and its Subsidiaries. For purposes of this definition (i) borrowings and repayments under a revolving credit facility shall be netted and
(ii) the issuance of commercial paper supported by a committed bank credit facility shall be treated as a borrowing under such facility.

         "DEFAULT" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

         "DERIVATIVES OBLIGATIONS" of any Person means all obligations of such Person in respect of any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.

         "DESIGNATED LENDER" means, with respect to any Designating Bank, an Eligible Designee designated by it pursuant to Section 9.07(a) as a Designated Lender for purposes of this Agreement.

         "DESIGNATING BANK" means, with respect to each Designated Lender, the Bank that designated such Designated Lender pursuant to Section 9.07(a).

         "DIVIDEND PAYMENT" means (i) any dividend or other distribution on any shares of the Borrower's capital stock or (ii) any payment on account of the purchase, redemption, retirement or acquisition of (a) any shares of the Borrower's capital stock or (b) any option, warrant or other right to acquire shares of the Borrower's capital stock.

         "DOMESTIC BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

         "DOMESTIC LENDING OFFICE" means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Administrative Agent; provided that any Bank may so designate separate Domestic Lending Offices for its Base Rate Loans, on the one hand, and its CD Loans, on the other hand, in which case all references herein to the Domestic Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

         "DOMESTIC LOANS"  means CD Loans or Base Rate Loans or both.

         "DOMESTIC RESERVE PERCENTAGE" has the meaning set forth in Section 2.07(b).

         "EFFECTIVE DATE" means the date this Agreement becomes effective in accordance with Section 3.01.

         "ELIGIBLE DESIGNEE" means a special purpose corporation that (i) is organized under the laws of the United States or any state thereof, (ii) is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and (iii) issues (or the parent of which issues) commercial paper rated at least A-1 or the equivalent thereof by S&P or P-1 or the equivalent thereof by Moody's.

         "ENVIRONMENTAL LAWS" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to the environment, the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

         "EQUITY ISSUANCE" means the issuance of any equity securities (including, common or preferred stock and so-called equity equivalent securities) by the Borrower or any of its Subsidiaries (other than equity securities issued (i) to the Borrower or any of its Subsidiaries or (ii) in the ordinary course of business pursuant to executive compensation or employee benefit plans).

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

         "ERISA GROUP" means the Borrower, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

         "EURO-DOLLAR BUSINESS DAY" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

         "EURO-DOLLAR LENDING OFFICE" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrower and the Administrative Agent.

         "EURO-DOLLAR LOAN" means a Committed Loan which bears interest at a Euro-Dollar Rate pursuant to the applicable Notice of Committed Borrowing or Notice of Interest Rate Election.

         "EURO-DOLLAR MARGIN" means a rate per annum determined in accordance with the Pricing Schedule.

         "EURO-DOLLAR RATE" means a rate of interest determined pursuant to
Section 2.07(c) on the basis of a London Interbank Offered Rate.

         "EURO-DOLLAR REFERENCE BANKS" means the principal London offices of Bank of America, N.A., The Chase Manhattan Bank and Morgan Guaranty Trust Company of New York, or such other bank or banks as the Borrower and the Administrative Agent may from time to time mutually designate.

         "EURO-DOLLAR RESERVE PERCENTAGE" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "EUROCURRENCY LIABILITIES" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents).

         "EVENT OF DEFAULT" has the meaning set forth in Section 6.01.

         "FEDERAL FUNDS RATE" means, for any day (the "ACCRUAL DATE"), the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on the accrual date, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if the accrual date is not a Domestic Business Day, the Federal Funds Rate for the accrual date shall be such rate on such transactions on the next preceding Domestic Business

Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for the accrual date shall be the average rate quoted to Morgan Guaranty Trust Company of New York on the accrual date (or next preceding Domestic Business Day) on such transactions as determined by the Administrative Agent.

         "FIXED RATE LOANS" means CD Loans or Euro-Dollar Loans or Money Market Loans (excluding Money Market LIBOR Loans bearing interest at the Base Rate pursuant to Section 8.01(a)) or any combination of the foregoing.

         "GROUP OF LOANS" means, at any time, a group of Loans consisting of (i) all Committed Loans which are Base Rate Loans at such time, (ii) all Euro-Dollar Loans having the same Interest Period at such time or (iii) all CD Loans having the same Interest Period at such time, provided that, if a Committed Loan of any particular Bank is converted to or made as a Base Rate Loan pursuant to Article 8, such Loan shall be included in the same Group or Groups of Loans from time to time as it would have been in if it had not been so converted or made.

         "GUARANTEE" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the holder of such Debt of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "GUARANTEE" used as a verb has a corresponding meaning.

         "HAZARDOUS SUBSTANCES" means any toxic, radioactive, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics.

         "INDEMNITEE" has the meaning set forth in Section 9.03(b).

         "INTEREST COVERAGE RATIO" means, for any period, the ratio of Consolidated EBIT for such period to Consolidated Interest Expense for such period.

         "INTEREST PERIOD" means:

         (1) with respect to each Euro-Dollar Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing or on the date specified in an applicable Notice of Interest Rate Election and ending one, two, three or six months thereafter, as the Borrower may elect in the applicable Notice of Borrowing; provided that:

                  (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

                  (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

                  (c) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date;

         (2) with respect to each CD Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing or on the date specified in an applicable Notice of Interest Rate Election and ending 30, 60, 90 or 180 days thereafter, as the Borrower may elect in the applicable Notice of Borrowing; provided that:

                  (a) any Interest Period (other than an Interest Period determined pursuant to clause (b) below) which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

                  (b) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date;

         (3) with respect to each Money Market LIBOR Borrowing, the period commencing on the date of such Borrowing and ending such whole number of months thereafter as the Borrower may elect in accordance with Section 2.03; provided that:

                  (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

                  (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

                  (c) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date;

         (4) with respect to each Money Market Absolute Rate Borrowing, the period commencing on the date of such Borrowing and ending such number of days thereafter (but not less than 14 days) as the Borrower may elect in accordance with Section 2.03; provided that:

                  (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

                  (b) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

         "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended, or any successor statute.

         "LEVERAGE RATIO" means, at any date, the ratio of Total Borrowed Funds at such date to Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended on or prior to such date; provided that if there shall have been an acquisition or disposition of operations during such period, Consolidated EBITDA shall be calculated on a pro forma basis giving effect thereto as if such acquisition or disposition had occurred on the first day of such period.

         "LIBOR AUCTION" means a solicitation of Money Market Quotes setting forth Money Market Margins based on the London Interbank Offered Rate pursuant to Section 2.03.

         "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

         "LOAN" means a Committed Loan or a Money Market Loan and "LOANS" means Committed Loans or Money Market Loans or any combination of the foregoing.

         "LONDON INTERBANK OFFERED RATE" has the meaning set forth in Section 2.07(c).

         "MATERIAL DEBT" means Debt (other than the Notes) of the Borrower and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, in an aggregate principal amount exceeding $25,000,000.

         "MATERIAL FINANCIAL OBLIGATIONS" means a principal amount of Debt and/or payment obligations in respect of Derivatives Obligations of the Borrower and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, exceeding in the aggregate $25,000,000.

         "MATERIAL PLAN" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $10,000,000.

         "MATERIAL SUBSIDIARY" means a Subsidiary, including its Subsidiaries, which meets any of the following conditions:

                  (1) the Borrower's and its other Subsidiaries' investments in and advances to the Subsidiary exceed 5 percent of the total assets of the Borrower and its Subsidiaries consolidated as of the end of the most recently completed fiscal year; or

                  (2) the Borrower's and its other Subsidiaries' proportionate share of the total assets (after intercompany eliminations) of the Subsidiary exceeds 5 percent of the total assets of the Borrower and its Subsidiaries consolidated as of the end of the most recently completed fiscal year; or

                  (3) the Borrower's and its other Subsidiaries' equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle of the

         Subsidiary exceeds 5 percent of such income of the Borrower and its Subsidiaries consolidated for the most recently completed fiscal year.

         Computational note: For purposes of making the prescribed income test the following guidance should be applied:

                  1. When a loss has been incurred by either the Borrower and its Subsidiaries consolidated or the tested Subsidiary, but not both, the equity in the income or loss of the tested Subsidiary should be excluded from the income of the Borrower and its Subsidiaries consolidated for purposes of the computation.

                  2. If income of the Borrower and its Subsidiaries consolidated for the most recent fiscal year is at least 5 percent lower than the average of the income for the last five fiscal years, such average income should be substituted for purposes of the computation. Any loss years should be omitted for purposes of computing average income.

         "MINIMUM COMPLIANCE LEVEL" means, at any date, an amount equal to the sum of (i) $925,000,000 plus (ii) for each fiscal quarter of the Borrower commencing after October 31, 1998 and on or prior to such date for which Consolidated Net Income is a positive number, an amount equal to 50% of Consolidated Net Income for such fiscal quarter plus (iii) for each issuance and/or sale subsequent to October 31, 1998 and on or prior to such date by the Borrower of shares of its capital stock, an amount equal to 100% of the amount by which Consolidated Net Worth is increased on account of such transaction.

         "MONEY MARKET ABSOLUTE RATE" has the meaning set forth in Section 2.03(d).

         "MONEY MARKET ABSOLUTE RATE LOAN" means a loan to be made by a Bank pursuant to an Absolute Rate Auction.

         "MONEY MARKET LENDING OFFICE" means, as to each Bank, its Domestic Lending Office or such other office, branch or affiliate of such Bank as it may hereafter designate as its Money Market Lending Office by notice to the Borrower and the Administrative Agent; provided that any Bank may from time to time by notice to the Borrower and the Administrative Agent designate separate Money Market Lending Offices for its Money Market LIBOR Loans, on the one hand, and its Money Market Absolute Rate Loans, on the other hand, in which case all references herein to the Money Market Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

         "MONEY MARKET LIBOR LOAN" means a loan to be made by a Bank pursuant to a LIBOR Auction (including such a loan bearing interest at the Base Rate pursuant to Section 8.01(a)).

         "MONEY MARKET LOAN" means a Money Market LIBOR Loan or a Money Market Absolute Rate Loan.

         "MONEY MARKET MARGIN" has the meaning set forth in Section 2.03(d).

         "MONEY MARKET QUOTE" means an offer by a Bank to make a Money Market Loan in accordance with Section 2.03.


         "MOODY'S" means Moody's Investors Service, Inc., and its successors.

         "MULTIEMPLOYER PLAN" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions in an amount exceeding $1,000,000 per annum or has within the preceding five plan years made such contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

         "NET CASH PROCEEDS" means, with respect to any Asset Sale (determined for the purpose of this definition without regard to clause (iii) of the definition thereof), Debt Incurrence or Equity Issuance, an amount equal to the cash proceeds received by the Borrower and/or its Subsidiaries from or in respect of such event (including any cash proceeds received as income or other proceeds of any noncash proceeds of any Asset Sale), less (x) any expenses reasonably incurred by such Person in respect of such event and (y) in the case of any Asset Sale, (i) the amount of any Debt secured by a Lien on any asset disposed of in such Asset Sale and discharged from the proceeds thereof, (ii) any taxes actually paid or to be payable by such Person (as reasonably estimated by a senior financial or accounting officer of the Borrower, giving effect to the overall tax position of the Borrower and its Subsidiaries) in respect of such Asset Sale and (iii) any holdback or reserve for indemnities or purchase price adjustments (as reasonably estimated by a senior financial officer of the Borrower) reasonably likely to be paid within the next 180 days after the closing thereof, provided that to the extent that such holdback or reserve is not actually so used, or a claim for such use not made, before the end of such 180 day period, such amount shall be deemed to be Net Cash Proceeds on such 180th day.

         "NOTES" means promissory notes of the Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of the Borrower to repay the Loans, and "NOTE" means any one of such promissory notes issued hereunder.

         "NOTICE OF BORROWING" means a Notice of Committed Borrowing (as defined in Section 2.02) or a Notice of Money Market Borrowing (as defined in Section 2.03(f)).

         "NOTICE OF INTEREST RATE ELECTION" has the meaning set forth in Section 2.16.

         "PARENT" means, with respect to any Bank, any Person controlling such Bank.

         "PARTICIPANT" has the meaning set forth in Section 9.06(b).

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "PERSON" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "PLAN" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

         "PRICING SCHEDULE" means the Schedule attached hereto identified as such.

         "PRIME RATE" means the rate of interest publicly announced by Morgan Guaranty Trust Company of New York in New York City from time to time as its Prime Rate.

         "QUARTERLY PAYMENT DATES" means each March 31, June 30, September 30 and December 31.

         "RATING AGENCIES" means D&P, Moody's and S&P.

         "REDUCTION EVENT" means (i) any Asset Sale, to the extent the Net Cash Proceeds of such Asset Sale exceed $100,000,000, (ii) any Debt Incurrence or
(iii) any Equity Issuance.

         "REFERENCE BANKS" means the CD Reference Banks or the Euro-Dollar Reference Banks, as the context may require, and "REFERENCE BANK" means any one of such Reference Banks.

         "REGULATION T, U OR X" means Regulation T, U or X of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "REQUIRED BANKS" means at any time Banks having at least 55% of the aggregate amount of the Commitments or, if the Commitments shall have been terminated, holding at least 55% of the aggregate unpaid principal amount of the Loans.

         "REVOLVING CREDIT PERIOD" means the period from and including the Effective Date to but not including the Termination Date.

         "S&P" means Standard & Poor's Ratings Group, and its successors.

         "SUBSIDIARY" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower (or, if such term is used with reference to another Person, by such other Person).

         "TERMINATION DATE" means March 23, 2000 or, if such day is not a Euro-Dollar Business Day, the next preceding Euro-Dollar Business Day.

         "TOTAL BORROWED FUNDS" means, at any date, the Debt of the Borrower and its Consolidated Subsidiaries determined on a consolidated basis as of such date.

         "UNFUNDED LIABILITIES" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

         "UNITED STATES" means the United States of America, including the States and the District of Columbia, but excluding its territories and possessions.

         "WHOLLY-OWNED CONSOLIDATED SUBSIDIARY" means any Consolidated Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Borrower.

         SECTION 1.02. Accounting Terms and Determinations. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Banks; provided that, if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any covenant in Article 5 to eliminate the effect of any change in generally accepted accounting principles on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Banks wish to amend
Article 5 for such purpose), then the Borrower's compliance with such covenant shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Banks.

         SECTION 1.03. Types of Borrowings. The term "BORROWING" denotes the aggregation of Loans of one or more Banks to be made to the Borrower pursuant to
Article 2 on a single date and for a single initial Interest Period. Borrowings are classified for purposes of this Agreement either by reference to the pricing of Loans comprising such Borrowing (e.g., a "BASE RATE BORROWING" is a Borrowing comprised of Base Rate Loans and a "EURO-DOLLAR BORROWING" is a Borrowing comprised of Euro-Dollar Loans) or by reference to the provisions of Article 2 under which participation therein is determined (i.e., a "COMMITTED BORROWING" is a Borrowing under Section 2.01 in which all Banks participate in proportion to their Commitments, while a "MONEY MARKET BORROWING" is a Borrowing under
Section 2.03 in which the Bank participants are determined on the basis of their bids in accordance therewith).

                                    ARTICLE 2
                                   THE CREDITS

         SECTION 2.01. Commitments to Lend. During the Revolving Credit Period each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make loans to the Borrower pursuant to this Section from time to time in amounts such that the aggregate principal amount of Committed Loans by such Bank at any one time outstanding shall not exceed the amount of its Commitment. Each Borrowing under this Section shall be in an aggregate principal amount of $15,000,000 or any larger multiple of $1,000,000 (except that any such Borrowing may be in the aggregate amount available in accordance with Section 3.02(b)) and shall be made from the several Banks ratably in proportion to their respective Commitments. Within the foregoing limits, the Borrower may borrow under this Section, repay, or to the extent permitted by Section 2.11, prepay Loans and reborrow at any time during the Revolving Credit Period under this
Section 2.01.

         SECTION 2.02. Notice of Committed Borrowings. The Borrower shall give the Administrative Agent notice (a "NOTICE OF COMMITTED BORROWING") not later than 10:30 A.M. (New York City time) on (x) the date of each Base Rate Borrowing, (y) the second Domestic Business Day before each CD Borrowing and (z) the third Euro-Dollar Business Day before each Euro-Dollar Borrowing, specifying:

                  (a) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Domestic Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing,

                  (b) the aggregate amount of such Borrowing,

                  (c) whether the Loans comprising such Borrowing are to bear interest initially at the Base Rate, a CD Rate or a Euro-Dollar Rate; and

                  (d) in the case of a Fixed Rate Borrowing, the duration of the initial Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

         SECTION 2.03. Money Market Borrowings. (a) The Money Market Option. In addition to Committed Borrowings pursuant to Section 2.01, the Borrower may, as set forth in this Section, request the Banks during the Revolving Credit Period to make offers to make Money Market Loans to the Borrower. The Banks may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section.

         (b) Money Market Quote Request. When the Borrower wishes to request offers to make Money Market Loans under this Section, it shall transmit to the Administrative Agent by telex or facsimile transmission a Money Market Quote Request substantially in the form of Exhibit B hereto so as to be received no later than 10:30 A.M. (New York City time) on (x) the fifth Euro-Dollar Business Day prior to the date of Borrowing proposed therein, in the case of a LIBOR Auction or (y) the Domestic Business Day next preceding the date of Borrowing proposed therein, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Administrative Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective) specifying:

                  (i) the proposed date of Borrowing, which shall be a Euro-Dollar Business Day in the case of a LIBOR Auction or a Domestic Business Day in the case of an Absolute Rate Auction,

                  (ii) the aggregate amount of such Borrowing, which shall be $15,000,000 or a larger multiple of $1,000,000,

                  (iii) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period, and

                  (iv) whether the Money Market Quotes requested are to set forth a Money Market Margin or a Money Market Absolute Rate.

The Borrower may request offers to make Money Market Loans for more than one Interest Period in a single Money Market Quote Request. No Money Market Quote Request shall be given within five Euro-Dollar Business Days (or such other number of days as the Borrower and the Administrative Agent may agree) of any other Money Market Quote Request.

         (c) Invitation for Money Market Quotes. Promptly upon receipt of a Money Market Quote Request, the Administrative Agent shall send to the Banks by telex or facsimile transmission an Invitation for Money Market Quotes substantially in the form of Exhibit C hereto, which shall constitute an invitation by the Borrower to each Bank to submit Money Market Quotes offering to make the Money Market Loans to which such Money Market Quote Request relates in accordance with this Section.

         (d)   Submission and Contents of Money Market Quotes.

                  (i) Each Bank may submit a Money Market Quote containing an offer or offers to make Money Market Loans in response to any Invitation for Money Market Quotes. Each Money Market Quote must comply with the requirements of this subsection 2.03(d)(i) and must be submitted to the Administrative Agent by telex or facsimile transmission at its offices specified in or pursuant to Section 9.01 not later than (x) 2:00 P.M. (New York City time) on the fourth Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) 9:30 A.M. (New York City time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Administrative Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective); provided that Money Market Quotes submitted by the Administrative Agent (or any affiliate of the Administrative Agent) in the capacity of a Bank may be submitted, and may only be submitted, if the Administrative Agent or such affiliate notifies the Borrower of the terms of the offer or offers contained therein not later than (x) 1:00 P.M. (New York City time) on the fourth Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) 9:15 A.M. (New York City time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction. Subject to Articles 3 and 4, any Money Market Quote so made shall be irrevocable except with the written consent of the Administrative Agent given on the instructions of the Borrower.

                  (ii) Each Money Market Quote shall be in substantially the form of Exhibit D hereto and shall in any case specify:

                           (A) the proposed date of Borrowing,

                           (B) the principal amount of the Money Market Loan for
                  which each such offer is being made, which principal amount
                  (w) may be greater than or less than the Commitment of the quoting Bank, (x) must be $5,000,000 or a larger multiple of $1,000,000, (y) may not exceed the principal amount of Money Market Loans for which offers were requested and (z) may be subject to an aggregate limitation as to the principal amount of Money Market Loans for which offers being made by such quoting Bank may be accepted,

                           (C) in the case of a LIBOR Auction, the margin above
                  or below the applicable London Interbank Offered Rate (the "MONEY MARKET MARGIN") offered for each such Money Market Loan, expressed as a percentage (specified to the nearest 1/10,000th of 1%) to be added to or subtracted from such base rate,

                           (D) in the case of an Absolute Rate Auction, the rate
                  of interest per annum (specified to the nearest 1/10,000th of 1%) (the "MONEY MARKET ABSOLUTE RATE") offered for each such Money Market Loan, and

                           (E) the identity of the quoting Bank.

         A Money Market Quote may set forth up to five separate offers by the quoting Bank with respect to each Interest Period specified in the related Invitation for Money Market Quotes.

                  (iii) Any Money Market Quote shall be disregarded if it:

                           (A) is not substantially in conformity with Exhibit D
                  hereto or does not specify all of the information required by subsection (d)(ii);

                           (B) contains qualifying, conditional or similar
                  language (other than the limitation set forth in clause
                  (ii)(B)(z) above);

                           (C) proposes terms other than or in addition to those
                  set forth in the applicable Invitation for Money Market Quotes; or

                           (D) arrives after the time set forth in subsection
                  (d)(i).

                  (e) Notice to Borrower. The Administrative Agent shall promptly notify the Borrower of the terms (x) of any Money Market Quote submitted by a Bank that is in accordance with subsection (d) and (y) of any Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by such Bank with respect to the same Money Market Quote Request. Any such subsequent Money Market Quote shall be disregarded by the Administrative Agent unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money Market Quote. The Administrative Agent's notice to the Borrower shall specify (A) the aggregate principal amount of Money Market Loans for which offers have been received for each Interest Period specified in the related Money Market Quote Request, (B) the respective principal amounts and Money Market Margins or Money Market

Absolute Rates, as the case may be, so offered and (C) if applicable, limitations on the aggregate principal amount of Money Market Loans for which offers in any single Money Market Quote may be accepted.

                  (f) Acceptance and Notice by Borrower. Not later than 10:30 A.M. (New York City time) on (x) the third Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Administrative Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective), the Borrower shall notify the Administrative Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to subsection (e). In the case of acceptance, such notice (a "NOTICE OF MONEY MARKET BORROWING") shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Borrower may accept any Money Market Quote in whole or in part; provided that:

                           (i) the aggregate principal amount of each Money
                  Market Borrowing may not exceed the applicable amount set forth in the related Money Market Quote Request,

                           (ii) the principal amount of each Money Market
                  Borrowing must be $15,000,000 or a larger multiple of $1,000,000,

                           (iii) acceptance of offers may only be made on the
                  basis of ascending Money Market Margins or Money Market Absolute Rates, as the case may be, and

                           (iv) the Borrower may not accept any offer that is
                  described in subsection (d)(iii) or that otherwise fails to comply with the requirements of this Agreement.

                  (g) Allocation by Administrative Agent. If offers are made by two or more Banks with the same Money Market Margins or Money Market Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Money Market Loans in respect of which such offers are accepted shall be allocated by the Administrative Agent among such Banks as nearly as possible (in multiples of $1,000,000, as the Administrative Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. Determinations by the Administrative Agent of the amounts of Money Market Loans shall be conclusive in the absence of manifest error.

         SECTION 2.04. Notice to Banks; Funding of Loans. (a) Upon receipt of a Notice of Borrowing, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank's share (if any) of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

         (b) Not later than 12:00 Noon (New York City time) on the date of each Borrowing, each Bank participating therein shall make available its share of such Borrowing, in Federal or other funds immediately available in New York City, to the Administrative Agent at its address referred to in Section 9.01. Unless the Administrative Agent determines that any applicable condition specified in Article 3 has not been satisfied, the Administrative Agent will make the funds so received from the Banks available to the Borrower at the Administrative Agent's aforesaid address.

         (c) Unless the Administrative Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Administrative Agent such Bank's share of such Borrowing, the Administrative Agent may assume that such Bank has made such share available to the Administrative Agent on the date of such Borrowing in accordance with subsection (b) of this Section 2.04 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Administrative Agent, such Bank and, if such Bank shall fail to do so within one Domestic Business Day, the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at the Federal Funds Rate. If such Bank shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement.

         SECTION 2.05. Registry; Notes. (a) The Administrative Agent shall maintain a register (the "REGISTER") on which it will record the Commitment of each Bank, each Loan made by such Bank and each repayment of any Loan made by such Bank. Any such recordation by the Administrative Agent on the Register shall be presumptively correct, absent manifest error. Failure to make any such recordation, or any error in such recordation, shall not affect the Borrower's obligations hereunder.

         (b) The Borrower hereby agrees that, promptly upon the request of any Bank at any time, the Borrower shall deliver to such Bank a duly executed Note, in substantially the form of Exhibit A hereto, payable to the order of such Bank and representing the obligation of the Borrower to pay the unpaid principal amount of the Loans made by such Bank, with interest as provided herein on the unpaid principal amount from time to time outstanding.

         (c) Each Bank shall record the date, amount and maturity of each Loan made by it and the date and amount of each payment of principal made by the Borrower with respect thereto, and each Bank receiving a Note pursuant to this Section, if such Bank so elects in connection with any transfer or enforcement of any Note, may endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; provided that the failure of such Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Notes. Such Bank is hereby irrevocably authorized by the Borrower so to endorse any Note and to attach to and make a part of any Note a continuation of any such schedule as and when required.

         (d) Each Bank may, by notice to the Borrower and the Administrative Agent, request that its Loans of a particular type be evidenced by a separate
Note in an amount equal to the aggregate unpaid principal amount of such Loans. Each such Note shall contain appropriate modifications to reflect the fact that it evidences solely Loans of the relevant type. Each reference in this Agreement to the "Note" of such Bank shall be deemed to refer to and include any or all of such Notes, as the context may require.

         SECTION 2.06. Maturity of Loans. (a) Each Committed Loan shall mature, and the principal amount thereof shall be due and payable (together with interest accrued thereon), on the Termination Date.

         (b) Each Money Market Loan included in any Money Market Borrowing shall mature, and the principal amount thereof shall be due and payable (together with interest accrued thereon), on the last day of the Interest Period applicable to such Borrowing.

         SECTION 2.07. Interest Rates. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate for such day. Such interest shall be payable quarterly in arrears on each Quarterly Payment Date and at maturity. Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the rate otherwise applicable to Base Rate Loans for such day.

         (b) Each CD Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the CD Margin for such day plus the Adjusted CD Rate applicable to such Interest Period; provided that if any CD Loan shall, as a result of clause (2)(b) of the definition of Interest Period, have an Interest Period of less than 30 days, such CD Loan shall bear interest during such Interest Period at the rate applicable to Base Rate Loans during such period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than 90 days, at intervals of 90 days after the first day thereof. Any overdue principal of or interest on any CD Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the higher of (i) the sum of the CD Margin for such day plus the Adjusted CD Rate applicable to such Loan on the day before such payment was due and (ii) the rate applicable to Base Rate Loans for such day.

         The "ADJUSTED CD RATE" applicable to any Interest Period means a rate per annum determined pursuant to the following formula:


                           CDBR
     ACDR =   [  --------------------------]*  +   AR
                         1.00 - DRP


     ACDR =  Adjusted CD Rate
     CDBR =  CD Base Rate
      DRP =  Domestic Reserve Percentage
       AR =  Assessment Rate

         The "CD BASE RATE" applicable to any Interest Period is the rate of interest determined by the Administrative Agent to be the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the prevailing rates per annum bid at 10:00 A.M. (New York City time) (or as soon thereafter as practicable) on the first day of such Interest Period by two or more New York certificate of deposit dealers of recognized standing for the purchase at face value from each CD Reference Bank of its certificates of deposit in an amount comparable to the principal amount of the CD Loan of such CD Reference Bank to which such Interest Period applies and having a maturity comparable to such Interest Period.

         "DOMESTIC RESERVE PERCENTAGE" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the

--------

         *The amount in brackets being rounded upward, if necessary, to the next higher 1/100 of 1%

Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of new non-personal time deposits in dollars in New York City having a maturity comparable to the related Interest Period and in an amount of $100,000 or more. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Domestic Reserve Percentage.

         "ASSESSMENT RATE" means for any day the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund classified as adequately capitalized and within supervisory subgroup "A" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. Section327.4(a) (or any successor provision) to the Federal Deposit Insurance Corporation (or any successor) for such Corporation's (or such successor's) insuring time deposits at offices of such institution in the United States. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Assessment Rate.

         (c) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the Euro-Dollar Margin for such day plus the London Interbank Offered Rate applicable to such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

         The "LONDON INTERBANK OFFERED RATE" applicable to any Interest Period means the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which deposits in dollars are offered to each of the Euro-Dollar Reference Banks in the London interbank market at approximately 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Dollar Loan of such Euro-Dollar Reference Bank to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

         (d) Any overdue principal of or interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the sum of 2% plus the higher of (i) the sum of the Euro-Dollar Margin for such day plus the London Interbank Offered Rate applicable to such Loan on the day before such payment was due and (ii) the Euro-Dollar Margin for such day plus the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (x) the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which one day (or, if such amount due remains unpaid more than three Euro-Dollar Business Days, then for such other period of time not longer than three months as the Administrative Agent may select) deposits in dollars in an amount approximately equal to such overdue payment due to each of the Euro-Dollar Reference Banks are offered to such Euro-Dollar Reference Bank in the London interbank market for the applicable period determined as provided above by (y) 1.00 minus the Euro-Dollar Reserve Percentage (or, if the circumstances described in clause (a) or (b) of Section 8.01 shall exist, at a rate per annum equal to the sum of 2% plus the rate applicable to Base Rate Loans for such day).

         (e) Subject to Section 8.01(a), each Money Market LIBOR Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the London Interbank Offered Rate for such Interest Period (determined in accordance with
Section 2.07(c) as if the related Money Market LIBOR Borrowing were a Euro-Dollar Borrowing) plus (or minus) the Money Market Margin quoted by the Bank making such Loan in accordance with Section 2.03. Each Money Market Absolute Rate Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Money Market Absolute Rate quoted by the Bank making such Loan in accordance with Section 2.03. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof. Any overdue principal of or interest on any Money Market Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the Base Rate for such day.

         (f) The Administrative Agent shall determine each interest rate applicable to the Loans hereunder. The Administrative Agent shall give prompt notice to the Borrower and the participating Banks of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

         (g) Each Reference Bank agrees to use its best efforts to furnish quotations to the Administrative Agent as contemplated by this Section 2.07. If any Reference Bank does not furnish a timely quotation, the Administrative Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Bank or Banks or, if none of such quotations is available on a timely basis, the provisions of Section 8.01 shall apply.

         SECTION 2.08. Fees. (a) The Borrower shall pay to the Administrative Agent for the account of the Banks ratably in proportion to their Commitments a facility fee at the Facility Fee Rate (determined daily in accordance with the Pricing Schedule). Such facility fee shall accrue (i) from and including the Effective Date to but excluding the Termination Date (or earlier date of termination of the Commitments in their entirety), on the daily aggregate amount of the Commitments (whether used or unused) and (ii) from and including the Termination Date or such earlier date of termination to but excluding the date the Loans shall be repaid in their entirety, on the daily aggregate outstanding principal amount of the Loans. Accrued fees under this subsection (a) shall be payable quarterly in arrears on each Quarterly Payment Date and upon the date of termination of the Commitments in their entirety (and, if later, the date the Loans shall be repaid in their entirety).

         (b) Unless prior to December 31, 1999 the Commitments shall have been terminated in their entirety and any Loans made hereunder repaid in full, the Borrower shall pay on such date to each Bank listed in the Commitment Schedule a contingent participation fee in an amount equal to 0.125% of the amount of the Commitment of such Bank set forth in the Commitment Schedule.

         SECTION 2.09. Optional Termination or Reduction of Commitments. The Borrower may, upon at least three Domestic Business Days' notice to the Administrative Agent, (i) terminate the Commitments at any time, if no Loans are outstanding at such time or (ii) ratably reduce from time to time by an aggregate amount of $10,000,000 or any larger multiple thereof, the aggregate amount of the Commitments in excess of the aggregate outstanding principal amount of the Loans.

         SECTION 2.10. Mandatory Termination or Reduction of Commitments. (a) The Commitments shall terminate on the Termination Date, and any Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date.

         (b) The Commitments shall be ratably reduced automatically in the event that the Borrower or any of its Subsidiaries shall at any time, or from time to time, after the date hereof receive any Net Cash Proceeds of any Reduction Event, by an amount equal to the largest multiple of $1,000,000 which does not exceed the amount of such Net Cash Proceeds. The reductions in the Commitments required by this subsection shall be effective on the fifth Euro-Dollar Business Day following receipt by the Borrower or any of its Subsidiaries, as the case may be, of such Net Cash Proceeds; provided that

                  (i) if the amount of the Net Cash Proceeds in respect of any Reduction Event is less than $5,000,000, such reduction shall be effective upon receipt of proceeds such that, together with all other such amounts received and not previously applied, the amount of such Net Cash Proceeds is equal to at least $5,000,000; and

                  (ii) if and to the extent such reduction would otherwise reduce the aggregate amount of the Commitments to an amount less than the related Dedicated Amount, such reduction shall be deferred so as to become effective simultaneously with reductions in the Dedicated Amount. For purposes of this clause (ii):

                  "DEDICATED AMOUNT" means the sum of the aggregate principal amount of Fixed Rate Loans and the aggregate face amount of Supported Commercial Paper which, in each case, are outstanding at the time the Borrower or a Subsidiary receives Net Cash Proceeds of the related Reduction Event. The Dedicated Amount shall be reduced (i) at each subsequent maturity of such Supported Commercial Paper by the amount then maturing and (ii) on the last day of the Interest Period applicable to each such Fixed Rate Loan by the principal amount of such Fixed Rate Loan.

                  "SUPPORTED COMMERCIAL PAPER" means commercial paper of the Borrower which requires liquidity support in the form of undrawn bank commitments and for which no such commitments other than the Commitments are available. At any time at which the Borrower has other committed bank facilities available as liquidity support for commercial paper, outstanding commercial paper shall be allocated first to such other facilities, so that only the amount which cannot be supported thereby shall constitute Supported Commercial Paper. Such allocation to other facilities shall be in inverse order of maturity, so that the earliest maturing commercial paper shall be Supported Commercial Paper.

         The Borrower shall notify the Administrative Agent within two Euro-Dollar Business Days of receipt by it or a Subsidiary of Net Cash Proceeds of a Reduction Event, specifying the date and amount thereof and, if the provisions of clause (ii) relating to Supported Commercial Paper are applicable, setting forth sufficient information with respect thereto to determine the resultant schedule for reduction of the Commitments.

         (c) On the date of any reduction of Commitments pursuant to 2.10(b) above, the Borrower shall repay such principal amount (together with accrued interest thereon) of outstanding Loans, if any, as may be necessary so that after such repayment the aggregate outstanding principal amount of the Loans does not exceed the amount of the Commitments as then reduced. Subject to Sections 2.11(b) and 2.13, each required payment or prepayment shall be made with respect to such outstanding Groups of Loans or Borrowings as the Borrower may designate to the Administrative Agent not less than three Euro-Dollar Business Days prior to the date required for such payment or prepayment or, failing such designation by the Borrower, as the Administrative Agent may specify by notice to the Borrower and the Banks.

         SECTION 2.11. Optional Prepayments. (a) The Borrower may (i) upon at least one Domestic Business Day's notice to the Administrative Agent, prepay any Base Rate Borrowing (or any Money Market Borrowing bearing interest at the Base Rate pursuant to Section 8.01(a)), (ii) upon at least three Domestic Business Days' notice to the Administrative Agent, subject to Section 2.13, prepay any CD Borrowing and (iii) upon at least three Euro-Dollar Business Days' notice to the Administrative Agent, subject to Section 2.13, prepay any Euro-Dollar Borrowing, in whole at any time, or from time to time in part in amounts aggregating $15,000,000 or any larger multiple of $1,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Borrowing.

         (b) Except as provided in Section 2.11(a), the Borrower may not prepay all or any portion of the principal amount of any Money Market Loan prior to the maturity thereof.

         (c) Upon receipt of a notice of prepayment pursuant to this Section, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share (if any) of such prepayment and such notice shall not thereafter be revocable by the Borrower.

         SECTION 2.12. General Provisions as to Payments. (a) The Borrower shall make each payment of principal of, and interest on, the Loans and of fees hereunder, not later than 12:00 Noon (New York City time) on the date when due, in Federal or other funds immediately available in New York City, to the Administrative Agent at its address referred to in Section 9.01. The Administrative Agent will promptly distribute to each Bank its ratable share of each such payment received by the Administrative Agent for the account of the Banks. Whenever any payment of principal of, or interest on, the Domestic Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. Whenever any payment of principal of, or interest on, the Money Market Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

         (b) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that the Borrower shall not have so made such payment, each Bank shall repay to the Administrative Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Administrative Agent, at the Federal Funds Rate.

         SECTION 2.13. Funding Losses. If the Borrower makes any payment of principal with respect to any Fixed Rate Loan or any Fixed Rate Loan is converted to a different type of Loan (whether such payment or conversion is pursuant to Article 2, 6 or 8 or otherwise) on any day other than the last day of an Interest Period applicable thereto, or the last day of an applicable period fixed pursuant to Section 2.07(d), or if the Borrower fails to borrow, prepay, convert or continue any Fixed Rate Loan after notice has been given to any Bank in accordance with Section 2.04(a), 2.11(c) or 2.16(c), the Borrower shall reimburse each Bank within 15 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after such payment or conversion or failure to borrow, prepay, convert or continue; provided that such Bank shall have delivered to the Borrower a certificate as to the amount of such loss or expense, setting forth the basis of calculation thereof, which certificate shall be conclusive in the absence of manifest error.

         SECTION 2.14. Computation of Interest and Fees. Interest based on the Prime Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and facility fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

         SECTION 2.15. Regulation D Compensation. For so long as any Bank maintains reserves against "EUROCURRENCY LIABILITIES" (or any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of such Bank to United States residents), and as a result the cost to such Bank (or its Euro-Dollar Lending Office) of making or maintaining its Euro-Dollar Loans is increased, then such Bank may require the Borrower to pay, contemporaneously (or at such other time or times as the Borrower and such Bank may mutually agree) with each payment of interest on the Euro-Dollar Loans, additional interest on the related Euro-Dollar Loan of such Bank at a rate per annum up to but not exceeding the excess of (i) (A) the applicable London Interbank Offered Rate divided by (B) one minus the Euro-Dollar Reserve Percentage over (ii) the applicable London Interbank Offered Rate. Any Bank wishing to require payment of such additional interest (x) shall so notify the Borrower and the Administrative Agent, in which case such additional interest on the Euro-Dollar Loans of such Bank shall be payable to such Bank at the place indicated in such notice with respect to each Interest Period commencing at least three Euro-Dollar Business Days after the giving of such notice and (y) shall furnish to the Borrower at least five Euro-Dollar Business Days prior to each date on which interest is payable on the Euro-Dollar Loans (or at such other time or times as the Borrower and such Bank may mutually agree) an officer's certificate setting forth the amount to which such Bank is then entitled under this Section 2.15 (which shall be consistent with such Bank's good faith estimate of the level at which the related reserves are maintained by it). Each such certificate shall be accompanied by such information as the Borrower may reasonably request as to the computation set forth therein.

         SECTION 2.16. Method of Electing Interest Rates. (a) The Loans included in each Committed Borrowing shall bear interest initially at the type of rate specified by the Borrower in the applicable Notice of Committed Borrowing. Thereafter, the Borrower may from time to time elect to change or continue the type of interest rate borne by each Group of Loans (subject to Section 2.16(d) and the provisions of Article 8), as follows:

                  (i) if such Loans are Base Rate Loans, the Borrower may elect to convert such Loans to CD Loans as of any Domestic Business Day or to Euro-Dollar Loans as of any Euro-Dollar Business Day;

                  (ii) if such Loans are CD Loans, the Borrower may elect to convert such Loans to Base Rate Loans as of any Domestic Business Day or convert such Loans to Euro-Dollar Loans as of any Euro-Dollar Business Day or continue such Loans as CD Loans for an additional Interest Period, subject to Section 2.13 if any such conversion is effective on any day other than the last day of an Interest Period applicable to such Loans; and

                  (iii) if such Loans are Euro-Dollar Loans, the Borrower may elect to convert such Loans to Base Rate Loans as of any Domestic Business Day or convert such Loans to CD Loans as of any Euro-Dollar Business Day or elect to continue such Loans as Euro-Dollar Loans for an additional Interest Period, subject to Section 2.13 if any such conversion is effective on any day other than the last day of an Interest Period applicable to such Loans.

         Each such election shall be made by delivering a notice (a "NOTICE OF INTEREST RATE ELECTION") to the Administrative Agent not later than 10:30 A.M. (New York City time) on the third Euro-Dollar Business Day before the conversion or continuation selected in such notice is to be effective (unless the relevant Loans are to be converted from Domestic Loans of one type to Domestic Loans of the other type or are CD Loans to be continued as CD Loans for an additional Interest Period, in which case such notice shall be delivered to the Administrative Agent not later than 10:30 A.M. (New York City time) on the second Domestic Business Day before such conversion or continuation is to be effective). A Notice of Interest Rate Election may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans; provided that (i) such portion is allocated ratably among the Loans comprising such Group and (ii) the portion to which such Notice applies, and the remaining portion to which it does not apply, are each at least $15,000,000 (unless such portion is comprised of Base Rate Loans). If no such notice is timely received before the end of an Interest Period for any Group of CD Loans or Euro-Dollar Loans, the Borrower shall be deemed to have elected that such Group of Loans be converted to Base Rate Loans at the end of such Interest Period.

         (b)   Each Notice of Interest Rate Election shall specify:

                  (i) the Group of Loans (or portion thereof) to which such notice applies;

                  (ii) the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with the applicable clause of Section 2.16(a) above;

                  (iii) if the Loans comprising such Group are to be converted, the new type of Loans and, if the Loans resulting from such conversion are to be CD Loans or Euro-Dollar Loans, the duration of the next succeeding Interest Period applicable thereto; and

                  (iv) if such Loans are to be continued as CD Loans or Euro-Dollar Loans for an additional Interest Period, the duration of such additional Interest Period.

         Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of Interest Period.

         (c) Promptly after receiving a Notice of Interest Rate Election from the Borrower pursuant to Section 2.16(a) above, the Administrative Agent shall notify each Bank of the contents thereof and such notice shall not thereafter be revocable by the Borrower.

         (d) The Borrower shall not be entitled to elect to convert any Committed Loans to, or continue any Committed Loans for an additional Interest Period as, CD Loans or Euro-Dollar Loans if (i) the aggregate principal amount of any Group of CD Loans or Euro-Dollar Loans created or continued as a result of such election would be less than $15,000,000 or (ii) a Default shall have occurred and be continuing when the Borrower delivers notice of such election to the Administrative Agent.

         (e) If any Committed Loan is converted to a different type of Loan, the Borrower shall pay, on the date of such conversion, the interest accrued to such date on the principal amount being converted.


                                    ARTICLE 3
                                   CONDITIONS

         SECTION 3.01. Effectiveness. This Agreement shall become effective on the date that each of the following conditions shall have been satisfied (or waived in accordance with Section 9.05):

                  (a) receipt by the Administrative Agent of counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the

         Administrative Agent in form satisfactory to it of telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party);

                  (b) receipt by the Administrative Agent of an opinion of the principal legal officer of the Borrower, substantially in the form of Exhibit E hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

                  (c) receipt by the Administrative Agent of an opinion of Davis Polk & Wardwell, special counsel for the Administrative Agent, substantially in the form of Exhibit F hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request; and

                  (d) receipt by the Administrative Agent of all documents it may reasonably request relating to the existence of the Borrower, the corporate authority for and the validity of this Agreement and the Notes, and any other matters relevant hereto, all in form and substance satisfactory to the Administrative Agent;

provided that this Agreement shall not become effective or binding on any party hereto unless all of the foregoing conditions are satisfied not later than July 31, 1999. The Administrative Agent shall promptly notify the Borrower and each Bank of the effectiveness of this Agreement, and such notice shall be conclusive and binding on all parties hereto.

         SECTION 3.02. Borrowings. The obligation of any Bank to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

                  (a) receipt by the Administrative Agent of a Notice of Borrowing as required by Section 2.02 or 2.03, as the case may be;

                  (b) the fact that, immediately after such Borrowing, the aggregate outstanding principal amount of the Loans will not exceed the aggregate amount of the Commitments;

                  (c) the fact that, immediately before and after such Borrowing, no Default shall have occurred and be continuing;

                  (d) the fact that the representations and warranties of the Borrower contained in this Agreement shall be true on and as of the date of such Borrowing; and

                  (e) in the case of the first Borrowing, the fact that the Avondale Acquisition shall have been, or shall simultaneously therewith be, consummated in accordance with the Avondale Merger Agreement.

         Each Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the facts specified in clauses (b), (c), (d) and, in the case of the first Borrowing, (e) of this Section.


                                    ARTICLE 4
                         REPRESENTATIVES AND WARRANTIES

         The Borrower represents and warrants that:

         SECTION 4.01. Corporate Existence and Power. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

         SECTION 4.02. Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by the Borrower of this Agreement and the Notes are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

         SECTION 4.03. Binding Effect. This Agreement constitutes a valid and binding agreement of the Borrower and each Note, when executed and delivered in accordance with this Agreement, will constitute a valid and binding obligation of the Borrower, in each case enforceable in accordance with its terms.

         SECTION 4.04. Financial Information. (a) The consolidated balance sheets of the Borrower and its Consolidated Subsidiaries as of July 31, 1997 and 1998 and the related consolidated statements of operations, shareholders' investment and cash flows for each of the three years ended July 31, 1998, reported on by Deloitte & Touche and set forth in the Borrower's 1998 Form 10-K, a copy of which has been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such dates and their consolidated results of operations and cash flows for such fiscal years.

         (b) The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of April 30, 1999 and the related consolidated statements of operations and cash flows for the nine months then ended, set forth in the Borrower's Quarterly Report on Form 10-Q for the quarter then ended, a copy of which has been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles applied on a basis consistent with the financial statements referred to in subsection (a) of this Section, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such nine month period (subject to normal year-end adjustments).

         (c) Since April 30, 1999 there has been no material adverse change in the business, financial position, results of operations or prospects of the Borrower and its Consolidated Subsidiaries, considered as a whole.

         SECTION 4.05. Litigation. (a) Except for actions, suits or proceedings
(i) described in the Borrower's 1998 Form 10-K and the Borrower's Forms 10-Q filed for the quarterly periods ended October 31, 1998, January 31, 1999 and April 30, 1999 or (ii) commenced after the date of this Agreement and disclosed in writing to the Banks, there is no action, suit or proceeding pending against, or to the knowledge of the Borrower threatened against or affecting, the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official an adverse decision in which might materially adversely affect the business, consolidated financial position or consolidated results of operations of the Borrower and its Consolidated Subsidiaries taken as a whole.

         (b) Since the date of the Borrower's 1998 Form 10-K and the Borrower's Forms 10-Q filed for the quarterly periods ended October 31, 1998, January 31, 1999 and April 30, 1999, there has been no change in the status of the actions, suits and proceedings described therein which materially and adversely affects the business, financial position, results of operations or prospects of the Borrower and its Consolidated Subsidiaries, considered as a whole.

         (c) There is no action, suit or proceeding pending against, or to the knowledge of the Borrower threatened against or affecting, the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official which in any manner questions the validity of this Agreement or the Notes.

         SECTION 4.06. Compliance with ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

         SECTION 4.07. Environmental Matters. In the ordinary course of its business, the Borrower conducts an ongoing review of the effect of Environmental Laws on the business, operations and properties of the Borrower and its Subsidiaries, in the course of which it identifies and evaluates associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat, any costs or liabilities in connection with off-site disposal of wastes or Hazardous Substances, and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, and based upon conditions of which the Borrower has knowledge and upon its estimates of the costs of compliance with and/or remediation mandated by Environmental Laws, the Borrower has reasonably concluded that Environmental Laws are unlikely to have a material adverse effect on the business, financial condition, results of operations or prospects of the Borrower and its Consolidated Subsidiaries, considered as a whole.

         SECTION 4.08. Taxes. The Borrower and its Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any Subsidiary. In the Borrower's opinion, all material tax liabilities were adequately provided for as of July 31, 1998 and are now so provided for in the books of the Borrower and its Consolidated Subsidiaries.

         SECTION 4.09. Material Subsidiaries. Each of the Borrower's Material Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

         SECTION 4.10. Not an Investment Company. The Borrower is not an "INVESTMENT COMPANY" within the meaning of the Investment Company Act of 1940, as amended.

         SECTION 4.11. Use of Proceeds. The proceeds of the loans under this Agreement will be used to finance the Avondale Acquisition and for the Borrower's other general corporate purposes. None of such proceeds will be used in contravention of Regulation T, U or X.

         SECTION 4.12. Full Disclosure. All information heretofore furnished by the Borrower to any Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Borrower to any Agent or any Bank will be, true and accurate in all material respects on the date as of which such information is stated or certified. The Borrower has disclosed to the Banks in writing any and all facts which materially and adversely affect or may affect (to the extent the Borrower can now reasonably foresee), the business, operations or financial condition of the Borrower and its Consolidated Subsidiaries, taken as a whole, or the ability of the Borrower to perform its obligations under this Agreement.

         SECTION 4.13. Year 2000 Compliance. The Borrower has (i) initiated a review and assessment of all areas within the business and operations of the Borrower and each of its Subsidiaries (including those areas affected by suppliers and vendors) that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by it or any of its Subsidiaries (or their respective suppliers and vendors) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (ii) developed a plan and timetable for addressing the Year 2000 Problem on a timely basis and (iii) to date, implemented such plan in accordance with such timetable. The Borrower reasonably believes that all computer applications that are material to the business or operations of the Borrower or any of its Subsidiaries will on a timely basis be able to perform properly date-sensitive functions for all dates before and from and after January 1, 2000, except to the extent that a failure to do so could not reasonably be expected to have a material adverse effect on the business, financial condition, results of operations or prospects of the Borrower and its Consolidated Subsidiaries, considered as a whole.


                                    ARTICLE 5
                                    COVENANTS

         The Borrower agrees that, from and after the Effective Date for so long as any Bank has any Commitment hereunder or any amount payable hereunder remains unpaid:

         SECTION 5.01.  Information.  The Borrower will deliver to each of the
Banks:

                  (a) as soon as available and in any event within 120 days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated financial statements in the form then required to be filed with the Securities and Exchange Commission on Form 10-K or its then equivalent, all reported on by Deloitte & Touche or other independent public accountants of nationally recognized standing;

                  (b) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such quarter and the related consolidated financial statements in the form then required to be filed with the Securities and Exchange Commission on Form 10-Q or its then equivalent, all certified (subject to normal year-end audit adjustments) by the chief financial officer or the chief accounting officer of the Borrower;

                  (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of the chief financial officer or the chief accounting officer of the Borrower (i) setting forth in reasonable detail the calculations required to establish whether the

         Borrower was in compliance with the requirements of Sections 5.05 to 5.08, inclusive, on the date of such financial statements and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

                  (d) simultaneously with the delivery of each set of financial statements referred to in clause (a) above, a statement of the firm of independent public accountants which reported on such statements whether anything has come to their attention to cause them to believe that any Default existed on the date of such statements;

                  (e) within five days after any officer of the Borrower obtains knowledge of any Default, if such Default is then continuing, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

                  (f) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

                  (g) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Borrower shall have filed with the Securities and Exchange Commission;

                  (h) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "REPORTABLE EVENT" (as defined in Section 4043 of ERISA) with respect to any Material Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Material Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer, any Material Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under
         Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Material Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Material Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Material Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Material Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth details as to such occurrence and action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take;

                  (i) forthwith, notice of any change of which the Borrower becomes aware in the rating by any Rating Agency of the Borrower's long-term debt; and

                  (j) from time to time such additional information regarding the financial position or business of the Borrower and its Subsidiaries as the Administrative Agent, at the request of any Bank, may reasonably request.

         SECTION 5.02. Maintenance of Property; Insurance. (a) The Borrower will keep, and will cause each Subsidiary to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

         (b) The Borrower will, and will cause each of its Subsidiaries to, maintain (either in the name of the Borrower or in such Subsidiary's own name) with financially sound and responsible insurance companies, insurance on all their respective properties in at least such amounts and against at least such risks (and with such risk retention) as are usually insured against in the same general area by companies of established repute engaged in the same or a similar business; and will furnish to the Banks, upon request from the Administrative Agent, information presented in reasonable detail as to the insurance so carried.

         SECTION 5.03. Maintenance of Existence. The Borrower will renew and keep in full force and effect its corporate existence and its rights, privileges and franchises necessary or desirable in the normal conduct of business.

         SECTION 5.04. Compliance with Laws. The Borrower will comply, and cause each Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings.

         SECTION 5.05. Leverage Ratio. The Leverage Ratio will at no time exceed 320%.

         SECTION 5.06. Minimum Consolidated Net Worth. Consolidated Net Worth will at no time be less than the Minimum Compliance Level.

         SECTION 5.07. Interest Coverage Ratio. The Interest Coverage Ratio will not be less than 350% for any period of four consecutive fiscal quarters.

         SECTION 5.08. Subsidiary Debt Limitation. The aggregate outstanding amount of Debt of Subsidiaries (exclusive of (i) Debt secured by a Lien permitted by clause (g) of Section 5.09, (ii) Debt owing to the Borrower or another Subsidiary and (iii) up to $85,000,000 of Debt consisting of obligations in respect of industrial revenue bonds) will at no time exceed $175,000,000.

         SECTION 5.09. Negative Pledge. The Borrower will not, and will not permit any Consolidated Subsidiary to, create, assume or suffer to exist any Lien securing Debt or Derivative Obligations on any asset now owned or hereafter acquired by it, except:

                  (a) Liens existing on the date of this Agreement securing Debt outstanding on the date of this Agreement in an aggregate principal amount not exceeding $60,000,000;

                  (b) any Lien existing on the assets of any Person at the time such Person becomes a Consolidated Subsidiary;

                  (c) any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the purchase price or cost of construction of such asset, provided that such Lien attaches to such asset within 270 days after the acquisition or completion of construction and commencement of full operations thereof;

                  (d) any Lien on any asset of any Person existing at the time such Person is acquired by, merged into or consolidated with the Borrower or a Consolidated Subsidiary;

                  (e) any Lien existing on any asset prior to the acquisition thereof by the Borrower or a Consolidated Subsidiary and not created in contemplation of such acquisition;

                  (f) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section, provided that such Debt is not increased and is not secured by any additional assets;

                  (g) Liens on real property (and ancillary personalty) not otherwise permitted by the foregoing clauses of this Section securing Debt in an aggregate principal amount at any time outstanding not to exceed $75,000,000; and

                  (h) Liens on cash and cash equivalents securing Derivatives Obligations, provided that the aggregate amount of cash and cash equivalents subject to such Liens may at no time exceed $25,000,000.

         SECTION 5.10. Consolidations, Mergers and Sales of Assets. The Borrower will not (i) consolidate or merge with or into any other Person or (ii) sell, lease or otherwise transfer, directly or indirectly, all or any substantial part of the assets of the Borrower and its Subsidiaries, taken as a whole, to any other Person; provided that the Borrower may merge with another Person if the Borrower is the surviving corporation and, after giving effect thereto, no Default exists.

         SECTION 5.11. Limitation on Affiliate Transactions. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any material transaction, including, without limitation, the purchase, sale or exchange of property or assets or the rendering of any services, with any Affiliate, except
(i) a transaction in the ordinary course of business which is upon terms no less favorable to the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable transaction on an arm's length basis with a Person not an Affiliate and (ii) a Dividend Payment permitted by Sections 5.05 and 5.06.


                                    ARTICLE 6
                                    DEFAULTS

         SECTION 6.01. Events of Default. If one or more of the following events ("EVENTS OF DEFAULT") shall have occurred and be continuing:

                  (a) the Borrower (i) shall fail to pay when due any principal of any Loan or (ii) shall fail to pay any interest on any Loan, any fees or any other amount payable hereunder within five days after the due date thereof;

                  (b) the Borrower shall fail to observe or perform any covenant contained in Sections 5.05 through 5.11, inclusive;

                  (c) the Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause (a) or (b) above) for 30 days after notice thereof has been given to the Borrower by the Administrative Agent at the request of any Bank;

                  (d) any representation, warranty, certification or statement made (or deemed made) by the Borrower in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made) or delivered;

                  (e) the Borrower or any Subsidiary shall fail to make any payment in respect of any Material Financial Obligations when due or within any applicable grace period (or in the case of any Derivatives Obligation for which no grace period is otherwise provided, within five days of the due date);

                  (f) any event or condition shall occur which results in the acceleration of the maturity of any Material Debt or enables (with the giving of appropriate notice if required) the holder of such Debt or any Person acting on such holder's behalf to accelerate the maturity thereof;

                  (g) the Borrower or any Material Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

                  (h) an involuntary case or other proceeding shall be commenced against the Borrower or any Material Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any Material Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

                  (i) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $10,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer, any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $10,000,000;

                  (j) a judgment or order for the payment of money in excess of $10,000,000 shall be rendered against the Borrower or any Material Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of 30 days; or

                  (k) a Change of Control shall occur;

then, and in every such event, the Administrative Agent shall (i) if requested by Banks having more than 50% in aggregate amount of the Commitments, by notice to the Borrower terminate the Commitments and they shall thereupon terminate, and (ii) if requested by Banks holding more than 50% in aggregate principal amount of the Loans, by notice to the Borrower declare the Loans (together with accrued interest thereon) to be, and the Loans (together with accrued interest thereon) shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that in the case of any of the Events of Default specified in clause (g) or (h) above with respect to the Borrower, without any notice to the Borrower or any other act by the Administrative Agent or any Bank, the Commitments shall thereupon terminate and the Loans (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

         SECTION 6.02. Notice of Default. The Administrative Agent shall give notice to the Borrower under Section 6.01(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.


                                    ARTICLE 7
                            THE ADMINISTRATIVE AGENT

         SECTION 7.01. Appointment and Authorization. Each Bank irrevocably appoints and authorizes the Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers under this Agreement and the Notes as are delegated to the Administrative Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

         SECTION 7.02. Administrative Agent and Affiliates. Morgan Guaranty Trust Company of New York shall have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not the Administrative Agent, and Morgan Guaranty Trust Company of New York and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or Affiliate of the Borrower as if it were not the Administrative Agent hereunder.

         SECTION 7.03. Action by Administrative Agent. The obligations of the Administrative Agent hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, the Administrative Agent shall not be required to take any action with respect to any Default, except as expressly provided in Article 4.

         SECTION 7.04. Consultation with Experts. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

         SECTION 7.05. Liability of Administrative Agent. Neither the Administrative Agent nor any of its affiliates nor any of the directors, officers, agents or employees of the foregoing shall be liable for any action taken or not taken by it or them in connection herewith (i) with the consent or at the request of the Required Banks or (ii) in the absence of its or their own gross negligence or willful misconduct. Neither the Administrative Agent nor any of its affiliates nor any of the directors, officers, agents or employees of the foregoing shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrower; (iii) the satisfaction of any condition specified in Article 3, except receipt of items required to be delivered to the Administrative Agent; or (iv) the validity, effectiveness or genuineness of this Agreement, the Notes or any other instrument or writing furnished in connection herewith. The Administrative Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

         SECTION 7.06. Indemnification. Each Bank shall, ratably in accordance with its Commitment, indemnify the Administrative Agent, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct) that such indemnitees may suffer or incur in connection with this Agreement or any action taken or omitted by such indemnitees hereunder.

         SECTION 7.07. Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon any Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon any Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

         SECTION 7.08. Successor Administrative Agent. The Administrative Agent may resign at any time by giving notice thereof to the Banks and the Borrower. Upon any such resignation, the Required Banks shall have the right to appoint a successor Administrative Agent, subject to the approval of the Borrower. If no successor Administrative Agent shall have been so appointed by the Required Banks, with the approval of the Borrower, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent gives notice of resignation, then the retiring Administrative Agent may, on behalf of the

Banks, appoint a successor Administrative Agent, which shall be a Bank, if any Bank is willing to accept such appointment, and in any event shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent.

         SECTION 7.09. Co-Documentation Agents. Nothing in this Agreement shall impose upon any of the Co-Documentation Agents, in such capacity, any duty or liability whatsoever.


                                    ARTICLE 8
                             CHANGE IN CIRCUMSTANCES

         SECTION 8.01. Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period for any CD Loans, Euro-Dollar Loans or Money Market LIBOR Loan:

                  (a) the Administrative Agent is advised by the Reference Banks that deposits in dollars (in the applicable amounts) are not being offered to the Reference Banks in the relevant market for such Interest Period, or

                  (b) in the case of CD Loans or Euro-Dollar Loans, Banks having 50% or more of the aggregate amount of the Commitments advise the Administrative Agent that the Adjusted CD Rate or the London Interbank Offered Rate, as the case may be, as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Banks of funding their CD Loans or Euro-Dollar Loans, as the case may be, for such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, (i) the obligations of the Banks to make CD Loans or Euro-Dollar Loans, as the case may be, or to continue or convert outstanding Loans as or into CD Loans or Euro-Dollar Loans, as the case may be, shall be suspended and (ii) each outstanding CD Loan or Euro-Dollar Loan, as the case may be, shall be converted into a Base Rate Loan on the last day of the then current Interest Period applicable thereto. Unless the Borrower notifies the Administrative Agent at least two Domestic Business Days before the date of any Fixed Rate Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, (i) if such Fixed Rate Borrowing is a Committed Borrowing, such Borrowing shall instead be made as a Base Rate Borrowing and (ii) if such Fixed Rate Borrowing is a Money Market LIBOR Borrowing, the Money Market LIBOR Loans comprising such Borrowing shall bear interest for each day from and including the first day to but excluding the last day of the Interest Period applicable thereto at the Base Rate for such day.

         SECTION 8.02. Illegality. If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Bank shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans or to convert outstanding Loans into Euro-Dollar Loans or continue outstanding Loans as Euro-Dollar Loans, shall be suspended. Before giving any notice to the Administrative Agent pursuant to this Section 8.02, such Bank shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such notice is given, each Euro-Dollar Loan of such Bank then outstanding shall be converted to a Base Rate Loan either (i) on the last day of the then current Interest Period applicable to such Euro-Dollar Loan if such Bank may lawfully continue to maintain and fund such Loan as a Euro-Dollar Loan to such day or (ii) immediately if such Bank shall determine that it may not lawfully continue to maintain and fund such Loan as a Euro-Dollar Loan to such day. Interest and principal on any such Base Rate Loan shall be payable on the same dates as, and on a pro rata basis with, the interest and principal payable on the related Euro-Dollar Loans of the other Banks.

         SECTION 8.03. Increased Cost and Reduced Return. (a) If on or after (x) the date hereof, in the case of any Committed Loan or any obligation to make Committed Loans or (y) the date of the related Money Market Quote, in the case of any Money Market Loan, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding (i) with respect to any CD Loan any such requirement included in an applicable Domestic Reserve Percentage and (ii) with respect to any Euro-Dollar Loan any such requirement with respect to which such Bank is entitled to compensation during the relevant Interest Period under Section 2.15), special deposit, insurance assessment (excluding, with respect to any CD Loan, any such requirement reflected in an applicable Assessment Rate) or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Fixed Rate Loans, its Note or its obligation to make Fixed Rate Loans and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining any Fixed Rate Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Administrative Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

         (b) If any Bank shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency (including any determination by any such authority, central bank or comparable agency that, for purposes of capital adequacy requirements, the Commitments hereunder do not constitute commitments with an original maturity of one year or less), has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Administrative Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction; provided that the Borrower shall not be liable for any such amounts attributable to a period more than three months prior to the date of notice by such Bank to the Borrower of its intention to seek compensation under this subsection (b).

         (c) Each Bank will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section, setting forth the additional amount or amounts to be paid to it hereunder and the basis of calculation thereof, shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

         SECTION 8.04. Taxes. (a) Any and all payments by the Borrower to or for the account of any Bank or the Administrative Agent hereunder or under any Note shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges and withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank and the Administrative Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Bank or the Administrative Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Bank, taxes imposed on its income, and franchise or similar taxes imposed on it, by the jurisdiction of such Bank's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "TAXES"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Bank or the Administrative Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 8.04) such Bank or the

Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 9.01, the original or a certified copy of a receipt evidencing payment thereof.

         (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, or charges or similar levies which arise from any payment made hereunder or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note (hereinafter referred to as "OTHER TAXES").

         (c) The Borrower agrees to indemnify each Bank and the Administrative Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes and Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 8.04) paid by such Bank or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 15 days from the date such Bank or the Administrative Agent (as the case may be) makes demand therefor.

         (d) Each Bank organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Bank listed on the signature pages hereof and on or prior to the date on which it becomes a Bank in the case of each other Bank, and from time to time thereafter if requested in writing by the Borrower (but only so long as such Bank remains lawfully able to do so), shall provide the Borrower with Internal Revenue Service form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Bank is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States. If the form provided by a Bank at the time such Bank first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from "TAXES" as defined in Section 8.04(a).

         (e) For any period with respect to which a Bank has failed to provide the Borrower with the form required pursuant to Section 8.04(d), if any (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which a form originally was required to be provided), such Bank shall not be entitled to indemnification under Section 8.04(a) with respect to Taxes imposed by the United States; provided, however, that should a Bank, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Bank shall reasonably request to assist such Bank to recover such Taxes.

         (f) If the Borrower is required to pay additional amounts to or for the account of any Bank pursuant to this Section 8.04, then such Bank will change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Bank, is not otherwise disadvantageous to such Bank.

         SECTION 8.05. Base Rate Loans Substituted for Affected Fixed Rate Loans. If (i) the obligation of any Bank to make, or to continue or convert outstanding Loans as or to, Euro-Dollar Loans has been suspended pursuant to
Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03 or
8.04 with respect to its CD Loans or Euro-Dollar Loans, and in any such case the Borrower shall, by at least five Euro-Dollar Business Days' prior notice to such Bank through the Administrative Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist, all Loans which would otherwise be made by such Bank as (or continued as or converted to) CD Loans or Euro-Dollar Loans, as the case may be, shall instead be Base Rate Loans on which interest and principal shall be payable contemporaneously with the related CD Loans or Euro-Dollar Loans of the other Banks. If such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist, the principal amount of each such Base Rate Loan shall be converted into a CD Loan or Euro-Dollar Loan, as the case may be, on the first day of the next succeeding Interest Period applicable to the related CD Loans or Euro-Dollar Loans of the other Banks.

         SECTION 8.06. Substitution of Bank. If (i) the obligation of any Bank to make Euro-Dollar Loans has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03 or 8.04, the Borrower shall have the right, with the assistance of the Administrative Agent, to seek a mutually satisfactory substitute bank or banks (which may be one or more of the Banks) to purchase the Loans and assume the Commitment of such Bank.

                                    ARTICLE 9
                                  MISCELLANEOUS

         SECTION 9.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrower or the Administrative Agent, at its address or facsimile or telex number set forth on the signature pages hereof, (y) in the case of any Bank, at its address or facsimile or telex number set forth in its Administrative Questionnaire or (z) in the case of any party, such other address or facsimile or telex number as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Borrower. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Administrative Agent under Article 2 or Article 8 shall not be effective until received.

         SECTION 9.02. No Waivers. No failure or delay by the Administrative Agent or any Bank in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         SECTION 9.03. Expenses; Indemnification. (a) The Borrower shall pay (i) all out-of-pocket expenses of the Administrative Agent, including fees and disbursements of special counsel for the Administrative Agent, in connection with the preparation and administration of this Agreement, any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder and (ii) if an Event of Default occurs, all out-of-pocket expenses incurred by the Administrative Agent or any Bank, including fees and disbursements of outside counsel (or, in lieu thereof, the allocated cost of in-house counsel), in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

         (b) The Borrower agrees to indemnify each Agent and Bank, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an "INDEMNITEE") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of this Agreement or any actual or proposed use of proceeds of Loans hereunder; provided that no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee's own gross negligence or willful misconduct.

         SECTION 9.04. Sharing of Set-Offs. Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to the Loans held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest due with respect to the Loans held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Loans held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Loans held by the Banks shall be shared by the Banks pro rata; provided that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness under this Agreement. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Loan, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

         SECTION 9.05. Amendments and Waivers. Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, if the rights or duties of the Administrative Agent are affected thereby, by the Administrative Agent); provided that no such amendment or waiver shall:

                  (a) unless signed by all the Banks, (i) increase or decrease the Commitment of any Bank (except for a ratable decrease in the Commitments of all the Banks) or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder or for the termination of any Commitment or (iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement; or

                  (b) unless signed by a Designated Lender or its Designating Bank, subject such Designated Lender to any additional obligation or affect its rights hereunder (unless the rights of all the Banks hereunder are similarly affected).

         SECTION 9.06. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Banks.

         (b) Any Bank may at any time grant to one or more banks or other institutions (each a "PARTICIPANT") participating interests in its Commitment or in any or all of its Loans. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrower and the Administrative Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (i), (ii) or (iii) of Section 9.05 without the consent of the Participant. The Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Section
2.15 and Article 8 with respect to its participating interest. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

         (c) Any Bank may at any time assign to one or more banks or other institutions (each an "ASSIGNEE") all, or a proportionate part (equivalent to a Commitment of not less than $5,000,000) of all, of its rights and obligations under this Agreement and the Notes (if any), and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit G hereto executed by such Assignee and such transferor Bank, with (and subject to) the subscribed consent of the Borrower and the Administrative Agent (which consents shall not be unreasonably withheld); provided that if an Assignee is a Bank or an affiliate of such transferor Bank, no such consents shall be required; provided further that, if the Borrower's long-term senior unsecured debt is rated below BBB- by S&P or below Baa3 by Moody's, no such consent of the Borrower shall be required; and provided further that such assignment may, but need not, include rights of the transferor Bank in respect of outstanding Money Market Loans. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Bank, the Administrative Agent and the Borrower shall make appropriate arrangements so that, if required, a new
Note is issued to the Assignee. In connection with any such assignment, the transferor Bank shall pay to the Administrative Agent an administrative fee for processing such assignment in the amount of $3,000. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrower and the Administrative Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 8.04.

         (d) Any Bank may at any time assign all or any portion of its rights under this Agreement and its Note (if any) to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

         (e) No Assignee, Participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under Section 8.03 or 8.04 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 8.02, 8.03 or 8.04 requiring such Bank to designate a different Applicable Lending Office under certain circumstances.

         SECTION 9.07. Designated Lenders. (a) Subject to the provisions of this
Section 9.07(a), any Bank may from time to time elect to designate an Eligible Designee to provide all or a portion of the Loans to be made by such Bank pursuant to this Agreement; provided that such designation shall not be effective unless the Borrower and the Administrative Agent consent thereto. When a Bank and its Eligible Designee shall have signed an agreement substantially in the form of Exhibit H hereto (a "DESIGNATION AGREEMENT") and the Borrower and the

Administrative Agent shall have signed their respective consents thereto, such Eligible Designee shall become a Designated Lender for purposes of this Agreement. The Designating Bank shall thereafter have the right to permit such Designated Lender to provide all or a portion of the Loans to be made by such Designating Bank pursuant to Section 2.01 or 2.03, and the making of such Loans or portions thereof shall satisfy the obligation of the Designating Bank to the same extent, and as if, such Loans or portion thereof were made by the Designating Bank. As to any Loans or portion thereof made by it, each Designated Lender shall have all the rights that a Bank making such Loans or portion thereof would have had under this Agreement and otherwise; provided that (x) its voting rights under this Agreement shall be exercised solely by Designating Bank and (y) its Designating Bank shall remain solely responsible to the other parties hereto for the performance of its obligations under this Agreement, including its obligations in respect of the Loans or portion thereof made by it. No additional Note shall be required to evidence Loans or portions thereof made by a Designated Lender; and the Designating Bank shall be deemed to hold its Note (if any) as agent for its Designated Lender to the extent of the Loans or portion thereof funded by such Designated Lender. Each Designating Bank shall act as administrative agent for its Designated Lender and give and receive notices and other communications on its behalf. Any payments for the account of any Designated Lender shall be paid to its Designating Bank as administrative agent for such Designated Lender and neither the Borrower nor the Administrative Agent shall be responsible for any Designating Bank's application of such payments. In addition, any Designated Lender may (i) with notice to, but without the prior written consent of the Borrower or the Administrative Agent, assign all or portions of its interest in any Loans to its Designating Bank or to any financial institutions consented to by the Borrower and the Administrative Agent providing liquidity and/or credit facilities to or for the account of such Designated Lender to support the funding of Loans or portions thereof made by such Designated Lender and (ii) disclose on a confidential basis any non-public information relating to its Loans or portions thereof to any rating agency, commercial paper dealer or provider of any guarantee, surety, credit or liquidity enhancement to such Designated Lender.

         (b) Each party to this Agreement agrees that it will not institute against, or join any other person in instituting against, any Designated Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceeding under any federal or state bankruptcy or similar law, for one year and a day after all outstanding senior indebtedness of such Designated Lender is paid in full. The Designating Bank for each Designated Lender agrees to indemnify, save, and hold harmless each other party hereto for any loss, cost, damage and expense arising out of its inability to institute any such proceeding against such Designated Lender. This Section 9.07(b) shall survive the termination of this Agreement.

         SECTION 9.08. Collateral. Each of the Banks represents to the Administrative Agent and each of the other Banks that it in good faith is not relying upon any "MARGIN STOCK" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

         SECTION 9.09. Governing Law; Submission to Jurisdiction. This Agreement and each Note shall be governed by and construed in accordance with the laws of the State of New York. The Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement, the Notes or the transactions contemplated hereby. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

         SECTION 9.10. Counterparts; Integration. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

         SECTION 9.11. WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE ADMINISTRATIVE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                       LITTON INDUSTRIES, INC.


                                       By: /s/ Timothy G. Paulson
                                           -------------------------------------
                                           Name: Timothy G. Paulson
                                           Title: Vice President and Treasurer
                                           Address:  21240 Burbank Blvd.
                                                     Woodland Hills, CA 91367
                                           Telecopy: 818-598-3366

COMMITMENTS
$66,666,666.70                         MORGAN GUARANTY TRUST
                                                COMPANY OF NEW YORK


                                       By: /s/ Sovonna L. Day
                                           -------------------------------------
                                           Name: Sovonna L. Day
                                           Title: Vice President




$66,666,666.66                         BANK OF AMERICA, N.A.


                                       By: /s/ Dianne P. Allen
                                           -------------------------------------
                                           Name: Dianne P. Allen
                                           Title: Vice President




$66,666,666.66                         THE CHASE MANHATTAN BANK


                                       By: /s/ Matthew H. Massie
                                           -------------------------------------
                                           Name: Matthew H. Massie
                                           Title: Managing Director




$66,666,666.66                         THE BANK OF NEW YORK


                                       By: /s/ Jonathan Rollins
                                           -------------------------------------
                                           Name: Jonathan Rollins
                                           Title: Vice President






COMMITMENTS
$66,666,666.66                         CREDIT SUISSE FIRST BOSTON


                                       By: /s/ Thomas G. Muoio
                                           -------------------------------------
                                           Name: Thomas G. Muoio
                                           Title: Vice President


                                       By: /s/ Jennifer E. Toth
                                           -------------------------------------
                                           Name: Jennifer E. Toth
                                           Title: Analyst


$66,666,666.66                         CITICORP USA, INC.


                                       By: /s/ George E. Moyer, Jr.
                                           -------------------------------------
                                           Name: George E. Moyer, Jr.
                                           Title: Vice President

                                       MORGAN GUARANTY TRUST
                                                COMPANY OF NEW YORK, as
                                                Administrative Agent


                                       By: /s/ Sovonna L. Day
                                           -------------------------------------
                                           Name: Sovonna L. Day
                                           Title: Vice President
                                           Address:      60 Wall Street
                                                         New York, NY 10260-0060
                                           Attention:    Robert Bottamedi
                                           Telex number: 212-648-1349

                                        PRICING SCHEDULE


         The "EURO-DOLLAR MARGIN", "CD MARGIN" and "FACILITY FEE RATE" for any day are the respective percentages set forth below in the applicable row under the column corresponding to the Status that exists on such day:


         STATUS             LEVEL I        LEVEL II       LEVEL III      LEVEL IV        LEVEL V
         ------             -------        --------       ---------      --------        -------
Euro-Dollar Margin
 Utilization < 33 %         0.4300%        0.5250%         0.6250%        0.7250%        1.1750%
             -
 Utilization > 33 %         0.5550%        0.6500%         0.7500%        0.8500%        1.3000%
------------------------------------------------------------------------------------------------
CD Margin
 Utilization < 33 %         0.5550%        0.6500%         0.7500%        0.8500%        1.3000%
             -
 Utilization > 33 %         0.6800%        0.7750%         0.8750%        0.9750%        1.4250%
------------------------------------------------------------------------------------------------
Facility Fee Rate           0.0700%        0.1000%         0.1250%        0.1500%        0.2000%
------------------------------------------------------------------------------------------------

         For purposes of this Schedule, the following terms have the following meanings:

         The "COMMERCIAL PAPER TEST" is met at any date if, at such date, the Borrower has a commercial paper rating of A-2 or higher from S&P and P-2 or higher from Moody's.

         "LEVEL I STATUS" exists at any date if, at such date, (a) the Borrower's long-term debt is rated A-/A3 or higher by at least two Rating Agencies and (b) the Commercial Paper Test is met.

         "LEVEL II STATUS" exists at any date if, at such date, (a) (i) the Borrower's long-term debt is rated BBB+/Baa1 or higher by at least two Rating Agencies and (ii) Level I Status does not exist at such date and (b) the Commercial Paper Test is met.

         "LEVEL III STATUS" exists at any date if, at such date, (a) (i) the Borrower's long-term debt is rated BBB/Baa2 or higher by at least two Rating Agencies and (ii) neither Level I Status nor Level II Status exists at such date and (b) the Commercial Paper Test is met.

         "LEVEL IV STATUS" exists at any date if, at such date, (i) the Borrower's long-term debt is rated BBB-/Baa3 or higher by at least two Rating Agencies and (ii) none of Level I Status, Level II Status or Level III Status exists at such date.

         "LEVEL V STATUS" exists at any date, if at the close of business on such date, none of Level I Status, Level II Status, Level III Status or Level IV Status exists.

         "STATUS" refers to the determination of which of Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status exists at any date.

         "UTILIZATION" means at any date the percentage equivalent of a fraction
(i) the numerator of which is the aggregate outstanding principal amount of the Loans at such date, after giving effect to any borrowing or payment on such date, and (ii) the denominator of which is the aggregate amount of the Commitments at such date, after giving effect to any reduction of the Commitments on such date. For purposes of this Schedule, if for any reason any Loans remain outstanding after termination of the Commitments, the Utilization for each date on or after the date of such termination shall be deemed to be greater than 33%.

         The credit ratings to be utilized for purposes of determining a Status hereunder are those assigned to the senior unsecured long-term debt of the Borrower or the unsecured commercial paper of the Borrower, as the case may be, in either case without third-party credit enhancement, and any rating assigned to any other debt of the Borrower shall be disregarded; provided that, for purposes of determinations based on the Borrower's long-term debt ratings, if at any time the Borrower's senior unsecured long-term debt is rated by exactly two Rating Agencies and the ratings assigned to such debt by such two Rating Agencies are more than one full rating category apart, Status shall be determined based on a rating one category higher than the lower of such two ratings (e.g., if the S&P rating is BBB+, the Moody's rating is Baa3 and there is no D&P rating, then Level III Status shall exist); provided further that if at any time the Borrower's senior unsecured long-term debt, without third party credit enhancement, is not rated by at least two Rating Agencies, then Status shall be Level V Status. The rating in effect at any date is that in effect at the close of business on such date.

                               COMMITMENT SCHEDULE



BANK                                                                COMMITMENT
---------------------------------------------------------        ---------------
Morgan Guaranty Trust Company of New York                         $66,666,666.70
Bank of America, N.A.                                             $66,666,666.66
The Chase Manhattan Bank                                          $66,666,666.66
The Bank of New York                                              $66,666,666.66
Credit Suisse First Boston                                        $66,666,666.66
Citicorp USA, Inc.                                                $66,666,666.66
                                                                 ---------------
         Total                                                   $400,000,000.00

                                                                       EXHIBIT A

                                      NOTE

                                                              New York, New York
                                                                     [Date]

         For value received, Litton Industries, Inc. a Delaware corporation (the
"BORROWER"), promises to pay to the order of           (the "BANK"), for the
account of its Applicable Lending Office, the unpaid principal amount of each Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below on the maturity date provided for in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Morgan Guaranty Trust Company of New York, 60 Wall Street, New York, New York.

         All Loans made by the Bank, the respective types and maturities thereof and all repayments of the principal thereof shall be recorded by the Bank and, if the Bank so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding may be endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

         This note is one of the Notes referred to in the Credit Agreement dated as of July 23, 1999 among the Borrower, the banks parties thereto and Morgan Guaranty Trust Company of New York, as Administrative Agent (as the same may be amended from time to time, the "CREDIT AGREEMENT"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.


                                            LITTON INDUSTRIES, INC.


                                            By:
                                                --------------------------------
                                                Name:
                                                Title:

                         LOANS AND PAYMENTS OF PRINCIPAL


                                                             AMOUNT OF
                     AMOUNT OF              TYPE             PRINCIPAL           MATURITY            NOTATION
DATE                    LOAN              OF LOAN             REPAID               DATE              MADE BY
-------------------------------------------------------------------------------------------------------------------

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                                                                       EXHIBIT B

                       FORM OF MONEY MARKET QUOTE REQUEST

                                                                          [Date]

To:               Morgan Guaranty Trust Company of New York

From:             Litton Industries, Inc.

Re: Credit Agreement (as amended from time to time, the "CREDIT AGREEMENT") dated as of July 23, 1999 among the Borrower, the Banks parties thereto and Morgan Guaranty Trust Company of New York, as Administrative Agent

         We hereby give notice pursuant to Section 2.03 of the Credit Agreement that we request Money Market Quotes for the following proposed Money Market Borrowing(s):

Date of Borrowing:  __________________


Principal Amount*                                 Interest Period**
$

         Such Money Market Quotes should offer a Money Market [Margin] [Absolute Rate]. [The applicable base rate is the London Interbank Offered Rate.]

         Terms used herein have the meanings assigned to them in the Credit Agreement.


                                            LITTON INDUSTRIES, INC.


                                            By:
                                                --------------------------------
                                                Name:
                                                Title:

--------
         *Amount must be $15,000,000 or a larger multiple of $1,000,000.

         **Not less than one month (LIBOR Auction) or not less than 14 days (Absolute Rate Auction), subject to the provisions of the definition of Interest Period.

                                                                       EXHIBIT C

                   FORM OF INVITATION FOR MONEY MARKET QUOTES

To:               [Name of Bank]

Re:               Invitation for Money Market Quotes to Litton Industries, Inc.
                  (the "BORROWER")

         Pursuant to Section 2.03 of the Credit Agreement (as amended from time to time, the "CREDIT AGREEMENT") dated as of July 23, 1999 among the Borrower, the Banks parties thereto and the undersigned, as Administrative Agent, we are pleased on behalf of the Borrower to invite you to submit Money Market Quotes to the Borrower for the following proposed Money Market Borrowing(s):

Date of Borrowing:  __________________


Principal Amount                                  Interest Period
$

         Such Money Market Quotes should offer a Money Market [Margin] [Absolute Rate]. [The applicable base rate is the London Interbank Offered Rate.]

         Please respond to this invitation by no later than [2:00 P.M.] [9:30 A.M.] (New York City time) on [date].

         Terms used herein have the meanings assigned to them in the Credit Agreement.


                                            MORGAN GUARANTY TRUST
                                              COMPANY OF NEW YORK


                                            By:
                                                --------------------------------
                                                Name:
                                                Title: Authorized Officer

                                                                       EXHIBIT D

                           FORM OF MONEY MARKET QUOTE


MORGAN GUARANTY TRUST COMPANY
  OF NEW YORK, as Administrative Agent
60 Wall Street
New York, New York  10260-0060

Attention:

Re:      Money Market Quote to
         Litton Industries, Inc. (the "BORROWER")

         In response to your invitation on behalf of the Borrower dated _____________, 19__, we hereby make the following Money Market Quote on the following terms:

           1.   Quoting Bank:  ________________________________

           2. Person to contact at Quoting Bank:

                  -----------------------------

           3.   Date of Borrowing: ____________________

           4. We hereby offer to make Money Market Loan(s) in the following principal amounts, for the following Interest Periods and at the following rates:


Principal                 Interest                  Money Market             Absolute
Amount**                  Period***                 Margin****               Rate*****
---------                 --------                  ------------             --------
$
$

                  [Provided, that the aggregate principal amount of Money Market Loans for which the above offers may be accepted shall not exceed
                  $____________.]**

         We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Credit Agreement (as amended from time to time, the "CREDIT AGREEMENT") dated as of July 23, 1999 among the Borrower, the Banks parties thereto and yourselves, as Administrative Agent, irrevocably obligates us to make the Money Market Loan(s) for which any offer(s) are accepted, in whole or in part.

         Terms used herein have the meanings assigned to them in the Credit Agreement.


                                            Very truly yours,

                                            [NAME OF BANK]


Dated:                                      By:
      ------------------------                  --------------------------------
                                                Name:
                                                Title:   Authorized Officer




------------------------------------

** Principal amount bid for each Interest Period may not exceed principal amount requested. Specify aggregate limitation if the sum of the individual offers exceeds the amount the Bank is willing to lend. Bids must be made for $5,000,000 or a larger multiple of $1,000,000.

*** Not less than one month or not less than 14 days, as specified in the related Invitation. No more than five bids are permitted for each Interest Period.

**** Margin over or under the London Interbank Offered Rate determined for the applicable Interest Period. Specify percentage (to the nearest 1/10,000 of 1%) and specify whether "PLUS" or "MINUS".

*****   Specify rate of interest per annum (to the nearest 1/10,000th of 1%).

                                                                       EXHIBIT E

                                   OPINION OF
                            COUNSEL FOR THE BORROWER

                                                      [Dated the Effective Date]

To the Banks and the Administrative Agent
  Referred to Below
c/o Morgan Guaranty Trust Company
  of New York, as Administrative Agent
60 Wall Street
New York, New York  10260-0060

Dear Sirs:

         I am the chief legal officer of Litton Industries, Inc. (the "BORROWER") and have acted in that capacity in connection with the Credit Agreement (the "CREDIT AGREEMENT") dated as of July 23, 1999 among the Borrower, the banks listed on the signature pages thereof and Morgan Guaranty Trust Company of New York, as Administrative Agent. Terms defined in the Credit Agreement are used herein as therein defined.

         I, or a member of my department who reports to me, have examined originals or copies, certified or otherwise identified to my or their satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of facts and law as I or they have deemed necessary or advisable for purposes of this opinion.

         Upon the basis of the foregoing, I am of the opinion that:

           1. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

           2. The execution, delivery and performance by the Borrower of the Credit Agreement and the Notes are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

           3. The Credit Agreement constitutes a valid and binding agreement of the Borrower and each Note constitutes a valid and binding obligation of the Borrower, in each case enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.

           4. The Borrower is a party to various contracts with the U.S. Government. In the current government contracting environment, contractors, sometimes without their knowledge, are subject to investigations by the U.S. Government initiated in various ways. I am aware of ongoing investigations with which the Borrower is cooperating. Should any investigation result in the filing of formal charges against the Borrower by the U.S. Government, disclosure will be made if the amount involved or the relief sought is deemed by the borrower to be material. Except for actions, suits or proceedings described in the Borrower's 1998 Form 10-K and the Borrower's Forms 10-Q filed for the quarterly periods ending October 31, 1998, January 31, 1999 and April 30, 1999, there is no action, suit or proceeding pending against, or to the knowledge of the Borrower threatened against or affecting, the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official, an adverse decision in which might materially adversely affect the business, consolidated financial position or consolidated results of operations of the Borrower and its Consolidated Subsidiaries, taken as a whole.

           5. Each of the Borrower's Material Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

         All of the foregoing opinions are rendered as of the date hereof. I assume no obligation to update such opinion to reflect any facts or circumstances which may hereafter come to my attention or changes in the law which may hereafter occur.

         I am a member of the Bar of the State of California, and the foregoing opinion is limited to the laws of the State of California, the General Corporation Law of the State of Delaware and the Federal laws of the United States of America. Inasmuch as the Credit Agreement and the Notes are governed by the law of the State of New York, I have assumed for purposes of the foregoing opinion that such law is the same as the law of the State of California.

                                         Very truly yours,

                                                                       EXHIBIT F

                                   OPINION OF
                     DAVIS POLK & WARDWELL, SPECIAL COUNSEL
                          FOR THE ADMINISTRATIVE AGENT


                                                      [Dated the Effective Date]

To the Banks and the Administrative Agent
  Referred to Below
c/o Morgan Guaranty Trust Company
  of New York, as Administrative Agent
60 Wall Street
New York, New York  10260-0060

Dear Sirs:

         We have participated in the preparation of the Credit Agreement (the "CREDIT AGREEMENT") dated as of July 23, 1999 among Litton Industries, Inc., a Delaware corporation (the "BORROWER"), the banks listed on the signature pages thereof (the "BANKS") and Morgan Guaranty Trust Company of New York, as Administrative Agent (the "ADMINISTRATIVE AGENT"), and have acted as special counsel for the Administrative Agent for the purpose of rendering this opinion pursuant to Section 3.01(c) of the Credit Agreement. Terms defined in the Credit Agreement are used herein as therein defined.

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

         Upon the basis of the foregoing, we are of the opinion that:

           1. The execution, delivery and performance by the Borrower of the Credit Agreement and the Notes are within the Borrower's corporate powers and have been duly authorized by all necessary corporate action.

           2. The Credit Agreement constitutes a valid and binding agreement of the Borrower and each Note constitutes a valid and binding obligation of the Borrower, in each case enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.

           3. The documents delivered to the Administrative Agent by the Borrower pursuant to Section 3.01 of the Credit Agreement are substantially responsive to the requirements of said Section.

         We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware. In giving the foregoing opinion, we express no opinion as to the effect (if any) of any law of any jurisdiction (except the State of New York) in which any Bank is located which limits the rate of interest that such Bank may charge or collect.

         This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other person without our prior written consent.

                                         Very truly yours,

                                                                       EXHIBIT G

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

         AGREEMENT dated as of _________, 19__ among [ASSIGNOR] (the "ASSIGNOR"), [ASSIGNEE] (the "ASSIGNEE"), LITTON INDUSTRIES, INC. (the "BORROWER") and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Administrative Agent (the "ADMINISTRATIVE AGENT").

                               W I T N E S S E T H

         WHEREAS, this Assignment and Assumption Agreement (the "AGREEMENT") relates to the Credit Agreement dated as of July 23, 1999 among the Borrower, the Assignor and the other Banks party thereto, as Banks, and the Administrative Agent (as amended from time to time, the "CREDIT AGREEMENT");

         WHEREAS, as provided under the Credit Agreement, the Assignor has a Commitment to make Committed Loans to the Borrower in an aggregate principal amount at any time outstanding not to exceed $__________;

         WHEREAS, Committed Loans made to the Borrower by the Assignor under the Credit Agreement in the aggregate principal amount of $__________ are outstanding at the date hereof; and

         WHEREAS, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Credit Agreement in respect of a portion of its Commitment thereunder in an amount equal to $__________ (the "ASSIGNED AMOUNT"), together with a corresponding portion of its outstanding Committed Loans, and the Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the Assignor on such terms;

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

         SECTION 1. Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

         SECTION 2. Assignment. The Assignor hereby assigns and sells to the Assignee all of the rights of the Assignor under the Credit Agreement to the extent of the Assigned Amount, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Credit Agreement to the extent of the Assigned Amount, including the purchase from the Assignor of the corresponding portion of the principal amount of the

Committed Loans made by the Assignor outstanding at the date hereof. Upon the execution and delivery hereof by the Assignor, the Assignee, the Borrower and the Administrative Agent and the payment of the amounts specified in Section 3 required to be paid on the date hereof (i) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Bank under the Credit Agreement with a Commitment in an amount equal to the Assigned Amount, and (ii) the Commitment of the Assignor shall, as of the date hereof, be reduced by a like amount and the Assignor released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee. The assignment provided for herein shall be without recourse to the Assignor.

         SECTION 3. Payments. As consideration for the assignment and sale contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof in Federal funds the amount heretofore agreed between them. It is understood that commitment and/or facility fees accrued to the date hereof are for the account of the Assignor and such fees accruing from and including the date hereof in respect of the Assigned Amount are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.

         [SECTION 4. Consent of the Borrower and the Administrative Agent. This Agreement is conditioned upon the consent of the Borrower and the Administrative Agent, pursuant to Section 9.06(c) of the Credit Agreement. The execution of this Agreement by the Borrower and the Administrative Agent is evidence of this consent. Pursuant to Section 9.06(c) the Borrower agrees to execute and deliver a Note payable to the order of the Assignee to evidence the assignment and assumption provided for herein.]

         SECTION 5. Non-reliance on Assignor. The Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition, or statements of the Borrower, or the validity and enforceability of the obligations of the Borrower in respect of the Credit Agreement or any Note. The Assignee acknowledges that it has, independently and without reliance on the Assignor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Borrower.

         SECTION 6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         SECTION 7. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.


                                         [ASSIGNOR]


                                         By:
                                             ---------------------------------
                                              Name:
                                             Title:



                                         [ASSIGNEE]


                                         By:
                                             ---------------------------------
                                              Name:
                                             Title:



                                         LITTON INDUSTRIES, INC.


                                         By:
                                             ---------------------------------
                                              Name:
                                             Title:

                                         MORGAN GUARANTY TRUST
                                           COMPANY OF NEW YORK


                                         By:
                                             ---------------------------------
                                              Name:
                                             Title:

                                                                       EXHIBIT H

                              DESIGNATION AGREEMENT

                       dated as of ________________, _____


         Reference is made to the Credit Agreement dated as of July 23, 1999 (as amended from time to time, the "CREDIT AGREEMENT") among Litton Industries, Inc., a Delaware corporation (the "BORROWER"), the banks party thereto (the "BANKS") and Morgan Guaranty Trust Company of New York, as Administrative Agent (the "ADMINISTRATIVE AGENT"). Terms defined in the Credit Agreement are used herein with the same meaning.

         _________________ (the "DESIGNATOR") and ________________ (the
"DESIGNEE") agree as follows:

           1. The Designator designates the Designee as its Designated Lender under the Credit Agreement and the Designee accepts such designation.

           2. The Designator makes no representations or warranties and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto.

           3. The Designee confirms that it is an Eligible Designee; appoints and authorizes the Designator as its administrative agent and attorney-in-fact and grants the Designator an irrevocable power of attorney to receive payments made for the benefit of the Designee under the Credit Agreement and to deliver and receive all communications and notices under the Credit Agreement, if any, that the Designee is obligated to deliver or has the right to receive thereunder; and acknowledges that the Designator retains the sole right and responsibility to vote under the Credit Agreement, including, without limitation, the right to approve any amendment or waiver of any provision of the Credit Agreement, and agrees that the Designee shall be bound by all such votes, approvals, amendments and waivers and all other agreements of the Designator pursuant to or in connection with the Credit Agreement, all subject to Section 9.05(b) of the Credit Agreement.

           4. The Designee confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements referred to in Article 4 or delivered pursuant to Article 5 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Designation Agreement; agrees that it will, independently and without reliance upon the Agent, the Designator or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action it may be permitted to take under the Credit Agreement. The Designee acknowledges that it is subject to and bound by the confidentiality provisions of the Credit Agreement (except as provided in Section 9.07(a) thereof).

           5. Following the execution of this Designation Agreement by the Designator and the Designee and the consent hereto by the Borrower, it will be delivered to the Administrative Agent for its consent. This Designation Agreement shall become effective when the Administrative Agent consents hereto or on any later date specified on the signature page hereof.

           6. Upon the effectiveness hereof, (a) the Designee shall have the right to make Loans or portions thereof as a Bank pursuant to Section 2.01 or
2.03 of the Credit Agreement and the rights of a Bank related thereto and (b) the making of any such Loans or portions thereof by the Designee shall satisfy the obligations of the Designator under the Credit Agreement to the same extent, and as if, such Loans or portions thereof were made by the Designator.

           7. This Designation Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

         IN WITNESS WHEREOF, the parties have caused this Designation Agreement to be executed by their respective officers hereunto duly authorized, as of the date first above written.

Effective Date*:______ , ____


                                         [NAME OF DESIGNATOR]


                                         By:
                                             ---------------------------------
                                              Name:
                                             Title:




--------
         *This date should be no earlier than the date of the Administrative Agent's consent hereto.

                                         [NAME OF DESIGNEE]


                                         By:
                                             ---------------------------------
                                              Name:
                                             Title:

The undersigned consent to the foregoing designation.

                                         LITTON INDUSTRIES, INC.


                                         By:
                                             ---------------------------------
                                              Name:
                                             Title:



                                          MORGAN GUARANTY TRUST
                                            COMPANY OF NEW YORK, as
                                            Administrative Agent


                                         By:
                                             ---------------------------------
                                              Name:
                                             Title:





                                       H-3